                            EXHIBIT 4.1






                    LOAN AND SECURITY AGREEMENT

                               AMONG

                FIRST UNION COMMERCIAL CORPORATION,
                             AS LENDER

                      SETECH, INC., AS PARENT
                          AND A GUARANTOR

                                AND

                    LEWIS SUPPLY COMPANY, INC.,
                   SOUTHEASTERN TECHNOLOGY, INC.
                     AND TITAN SERVICES, INC.,
                   AS SUBSIDIARIES, CO-BORROWERS
                       AND CROSS-GUARANTORS


                   CLOSING DATE:  June ___, 1997





268638.2 <<Date>>

                         TABLE OF CONTENTS


SECTION 1.  GENERAL DEFINITIONS..............................................2

      1.1.  DEFINED TERMS....................................................2

      1.2.  ACCOUNTING TERMS................................................21

      1.3.  OTHER TERMS.....................................................22

      1.4.  CONSTRUCTION AND INTERPRETATION.................................22

SECTION 2.  CREDIT FACILITY.................................................22

      2.1.  REVOLVER FACILITY...............................................23

      2.2.  ALL REVOLVER LOANS TO CONSTITUTE ONE OBLIGATION.................24

SECTION 3.  INTEREST, FEES AND REPAYMENT....................................25

      3.1.  INTEREST, FEES AND CHARGES......................................25

      3.2.  PAYMENTS AND COLLECTIONS........................................29

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................31

      4.1.  GENERAL REPRESENTATIONS AND WARRANTIES..........................31

      4.2.  REAFFIRMATION...................................................35

      4.3.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................35

SECTION 5.  COVENANTS AND CONTINUING AGREEMENTS.............................35

      5.1.  AFFIRMATIVE COVENANTS...........................................35

      5.2.  NEGATIVE COVENANTS..............................................41

      5.3.  FINANCIAL COVENANTS.............................................44

SECTION 6.  COLLATERAL......................................................44

      6.1.  GRANT OF SECURITY INTEREST......................................45

      6.2.  REPRESENTATIONS,  WARRANTIES AND COVENANTS -- COLLATERAL
            GENERALLY.......................................................45

      6.3.  LIEN PERFECTION.................................................45

      6.4.  LOCATION OF COLLATERAL..........................................45

      6.5.  INSURANCE OF COLLATERAL.........................................46

      6.6.  PROTECTION OF COLLATERAL........................................46

      6.7.  SPECIAL PROVISIONS RELATING TO ACCOUNTS.........................47

      6.8.  SPECIAL PROVISIONS RELATING TO INVENTORY........................48

      6.9.  SPECIAL PROVISIONS RELATING TO SUPPLY CONTRACTS.................49

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES ON DEFAULT.......................50

      7.1.  EVENTS OF DEFAULT...............................................50

      7.2.  ACCELERATION OF THE OBLIGATIONS.................................52

      7.3.  OTHER REMEDIES..................................................52

      7.4.  LICENSE TO USE..................................................53

      7.5.  REMEDIES CUMULATIVE; NO WAIVER..................................54

SECTION 8.  MISCELLANEOUS...................................................54

      8.1.  POWER OF ATTORNEY...............................................54

      8.2.  INDEMNITY.......................................................55

      8.3.  MODIFICATION OF AGREEMENT; SALE OF INTEREST.....................55

      8.4.  REIMBURSEMENT OF EXPENSES.......................................56

      8.5.  INDULGENCES NOT WAIVERS.........................................57

      8.6.  SEVERABILITY....................................................57

      8.7.  SUCCESSORS AND ASSIGNS..........................................57

      8.8.  CUMULATIVE EFFECT...............................................58

      8.9.  EXECUTION IN COUNTERPARTS.......................................58

      8.10. NOTICES.........................................................58

      8.11. LENDER'S CONSENT................................................58

      8.12. TIME OF ESSENCE.................................................58

      8.13. ENTIRE AGREEMENT................................................58

      8.14. INTERPRETATION..................................................59

      8.15. MARSHALLING; PAYMENTS SET ASIDE.................................59

      8.16. CONSTRUCTION....................................................59

      8.17. GOVERNING LAW...................................................59

      8.18. WAIVER OF JURY TRIAL............................................59

      8.19. ARBITRATION AND PRESERVATION OF REMEDIES........................60

      8.20. PUBLICITY.......................................................61

      8.21. EFFECTIVENESS...................................................62

      8.22.   SOLE BENEFIT..................................................62

      8.23. CERTAIN WAIVERS BY OBLIGORS.....................................62

      8.24. INDEPENDENCE OF COVENANTS.......................................62

      8.25.  SEVERABILITY...................................................62

      8.26. HEADINGS........................................................62

      8.27. NO FIDUCIARY RELATIONSHIP.......................................63

      8.28. LIMITATION OF LENDER'S LIABILITY................................63

      8.29. NO DUTY.........................................................63

      8.30. MAXIMUM INTEREST................................................63

      8.31. NATURE OF OBLIGOR'S LIABILITY...................................64

      8.32. PARENT AS AGENT.................................................64

SECTION 9.  CONDITIONS PRECEDENT............................................64

      9.1.  CONDITIONS TO INITIAL LOANS.....................................64

      9.2.  CONDITIONS TO ALL LOANS.........................................66

                    LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT, made as of the _____ day of June, 1997 (the "CLOSING DATE"), by and among FIRST UNION COMMERCIAL CORPORATION ("LENDER"), a North Carolina corporation with an office at the address specified on the signature page to this Agreement; SETECH, INC., a Delaware corporation, formerly known as "Aviation Education Systems, Inc.," with its chief executive office and principal place of business at the address specified on the signature page to this Agreement ("PARENT"); and the following Subsidiaries of Parent, to-wit: LEWIS SUPPLY COMPANY, INC., a Delaware corporation ("LEWIS"), SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation ("SOUTHEASTERN"), and TITAN SERVICES, INC., a Tennessee corporation ("TITAN"), each with its chief executive office and principal place of business at the address specified on the signature page to this Agreement;

                  W I T N E S S E T H    T H A T:

     WHEREAS, Parent is engaged primarily in the business of providing engineering and machine shop services, wholesale distribution services and "integrated supply"/inventory management services to a variety of industries through its Subsidiaries as part of an integrated operation; and

     WHEREAS, heretofore, pursuant to a Loan and Security Agreement, dated as of December 17, 1996, between Titan and Lender (herein, together with all amendments, supplements and additions thereto, called the "TITAN LOAN AGREEMENT"), Lender extended credit to Titan; and

     WHEREAS, effective on the Closing Date, pursuant to the terms of a Stock Purchase Agreement, dated as of June ___, 1997, between Parent, as buyer, and the shareholders of Lewis, as sellers (herein, together with all amendments, supplements and additions thereto, called the "LEWIS ACQUISITION AGREEMENT"), Parent has acquired the capital stock of Lewis (the "LEWIS ACQUISITION"); and

     WHEREAS, in connection with the Lewis Acquisition, Parent has proposed that Lender extend additional credit to or for the benefit of Lewis in order to finance, in part, the Lewis Acquisition and to provide for Lewis' working capital needs; and

     WHEREAS, to facilitate the foregoing, and to take advantage of certain economies of scale and other present and substantive benefits accruing to Parent and its Subsidiaries, Parent has further proposed that Lender extend such credit to Lewis as part of a consolidated financing arrangement, including Lewis, Titan and Southeastern as co-borrowers, in which each co-borrower will obtain credit based on the value of its respective collateral, or borrowing base, all pursuant to an amendment and restatement, in its entirety, of the existing Titan Loan Agreement, which Lender has agreed to do pursuant hereto;

     NOW, THEREFORE, in consideration of the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     GENERAL DEFINITIONS

     1.1. DEFINED TERMS.   When used in this Agreement, the following terms
shall have the following meanings:

     "ACCOUNT DEBTOR" - any Person who is or may become obligated on or under an Account.

     "ACCOUNTS" - shall mean (i) all "accounts," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Accounts" in the Collateral Schedule.

     "AFFILIATE" - a Person: (i) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any Obligor; (ii) that beneficially owns or holds five percent (5%) or more of any class of Voting Stock or other equity interest of any Obligor; or (iii) five percent (5%) or more of whose Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of whose equity interest) is beneficially owned or held by any Obligor or a Subsidiary of any Obligor. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract, or otherwise.

     "AGREEMENT" - this Loan and Security Agreement, as it may be modified or amended from time to time. The term "AGREEMENT," as used herein, shall include all Schedules, Exhibits, Annexes and Appendices hereto, and all amendments or modifications hereof, and shall refer to this Agreement as the same shall be in effect at the time such reference becomes operative.

     "APPLICABLE LAW" - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable federal, state, and local constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and
arbitrators.   The  term  "APPLICABLE  LAW" shall include all Environmental
Laws.

     "AUTHORIZED OFFICER" means the chief executive officer, chief operating officer or chief financial officer of each Obligor, and such other officers or representatives of each Obligor as each such Obligor may nominate, and Lender may approve, from time to time for purposes hereof.

     "BANK AGENCY AGREEMENT" means an agreement (or series thereof), satisfactory in form and substance to Lender, among Lender, each Borrower and each bank at which such Borrower maintains depository accounts respecting the manner of receipt, collection and disposition of funds of such Borrower constituting proceeds from the sale of Inventory, the collection of Accounts and the disposition of other Collateral. Without limitation, the foregoing shall include "blocked account" agreements, "agency" agreements and "lockbox" agreements.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time and all rules and regulations promulgated thereunder.

     "BASE MARGINED RATE" - with respect to each day during each Interest Period pertaining to a Base Rate Loan, a rate per annum determined for such day by Lender to be equal to the Base Rate PLUS the applicable Interest Margin. The Base Margined Rate as of the Closing Date is eight and fifty-hundredths of one percent (8.50%) per annum.

     "BASE RATE" - the rate of interest quoted by North Carolina Bank from time to time at its office in Charlotte, North Carolina as its prime rate, whether or not such bank actually charges such rate and whether or not such rate is the lowest rate charged by such bank; and if the prime rate is discontinued by such bank as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Base Rate.

     "BASE RATE LOANS" - Loans bearing interest at rates determined by reference to the Base Rate. The Base Rate as of the Closing Date is eight and fifty-hundredths of one percent (8.50%) per annum.

     "BORROWER"   -   individually   and   collectively,   each  of  Lewis,
Southeastern  and  Titan.   The  term  "BORROWERS"  may also be used  as  a
collective reference to each Borrower.

     "BORROWING BASE" - at any date of determination thereof, an amount, determined for each Borrower, equal to the LESSER of:

               (a) an aggregate sum, not to exceed Twenty-Five Million Dollars ($25,000,000), subdivided per Borrower as follows: (i) as to Lewis, Eleven Million Dollars ($11,000,000); (ii) as to Southeastern, One Million Two Hundred Fifty Thousand Dollars ($1,250,000); and (iii) as to Titan, Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000),or such lesser or greater amounts in the aggregate, or per Borrower, as Lender may impose or approve from time to time; LESS, in each case, any Reserves applicable or allocable thereto; or

               (b) an amount equal to the sum of (i) the "INVENTORY COMPONENT" (as defined hereinbelow) for each Borrower, PLUS (ii) the "RECEIVABLES COMPONENT" (as defined hereinbelow) for each Borrower, PLUS (iii) in the case of Southeastern only (but no other Borrower), the "Additional Availability Component" (as defined hereinbelow), LESS (iv) any Reserves applicable or allocable thereto, in each instance; wherein (a) the "INVENTORY COMPONENT" of the Borrowing Base shall be equal to the sum of (A) ninety percent (90%), or such lesser percentage as Lender may determine to be appropriate from time to time, of the cost of Eligible Inventory which has been identified to an Eligible Supply Contract of a Borrower at such date, with cost calculated on a first-in, first-out (FIFO) basis, PLUS (B) fifty percent (50%), or such lesser percentage as Lender may determine to be appropriate from time to time, of the cost of Eligible Inventory which has not been identified to an Eligible Supply Contract of a Borrower at such date, with cost calculated on a first-in, first-out (FIFO) basis; (b) the "RECEIVABLES COMPONENT" of the Borrowing Base shall be equal to eighty-five percent (85%), or such lesser percentage as Lender may determine to be appropriate from time to time, of the net amount of Eligible Accounts of a Borrower at such date (the "net amount" thereof being equal to the face amount of such outstanding Accounts, LESS any and all returns, rebates, discounts calculated on shortest terms, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in connection with such Accounts at such time); and (c) the "ADDITIONAL AVAILABILITY COMPONENT" of the Borrowing Base shall be equal, initially, to the sum of Two Hundred Fifty Thousand Dollars ($250,000), reducing, however, by Twelve Thousand Five Hundred Dollars ($12,500) per quarter, commencing on September 1, 1997, and continuing on each December 1, March 1, July 1 and September 1 thereafter, until it is reduced to zero (0).

     "BORROWING BASE CERTIFICATE" means a certificate, appropriately completed and in substantially the form of EXHIBIT "A", issued by an Authorized Officer of a Borrower in respect of the Borrowing Base pursuant to Section 5.1(J).

     "BUSINESS DAY" - any day that is not a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed in
Charlotte, North Carolina, and, with respect to all notices, determinations, fundings and payments in connection with LIBOR Rate Loans, any day that is a Business Day described above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

     "CAPITAL EXPENDITURES" - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

     "CAPITAL LEASE" - any lease of Property which would be capitalized on the lessee's balance sheet or for which the amount of the asset or liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet.

     "CAPITALIZED LEASE OBLIGATION" - any Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations.

     "CHARGES" - all taxes, assessments, levies, claims or charges upon Borrower, its income or sales, or any of its Properties imposed by any Governmental Authority.

     "CHATTEL PAPER" - shall mean (i) all "chattel paper," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Chattel Paper" in the Collateral Schedule.

     "CODE" - the Uniform Commercial Code as adopted and in force in the State of Georgia.

     "COLLATERAL" - all of the following described types of Property and interests in Property of each Borrower, whether now owned or existing or hereafter created, acquired or arising and wherever located: (A) all Accounts; (B) all Chattel Paper; (C) all Documents; (D) all Instruments;
(E) all Inventory; (F) all Equipment; (G) all General Intangibles; (H) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender, a bailee of Lender or Depository Bank; (I) all Products and Proceeds of the Property described in (A) through (H) above, including, without limitation, Proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the foregoing; all as more particularly set forth and described in the Collateral Schedule; and (J) all funds at any time on deposit in the Controlled Disbursement Accounts, the Dominion Accounts and the Investment Accounts. The term "COLLATERAL" shall also include: (i) all Voting Stock of each Subsidiary, which is being pledged by Parent to Lender pursuant to a Stock Pledge Agreement, dated of even date herewith, between Parent and Lender; (ii) certain real Property of Lewis, described more particularly in the Location and Real Property Schedule, which is being mortgaged by Lewis to the benefit of Lender pursuant to a Tennessee Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, executed by Lewis in trust for the benefit of Lender; and (iii) any other Property of any Obligor in which at any time a Lien is granted to or for the benefit of Lender.

     "COLLATERAL LOCATION" shall mean each store, distribution center, warehouse or other location, whether owned or leased by a Borrower or otherwise, at which any Collateral is situated at any time or from time to time.

     "COMPLIANCE CERTIFICATE" means a certificate, appropriately completed and substantially in the form of EXHIBIT "B", issued by an Authorized Officer in respect of Parent's and Borrower's continuing compliance with this Agreement pursuant to Section 5.1(I)(iii).

     "CONSOLIDATED" - the consolidation of the accounts or other items as to which such term applies.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness or other liability or obligation of another Person; (b) with respect to any letter of credit or banker's acceptance issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values; (e) under any "take or pay," "guaranteed purchase," "sale or return" or similar arrangement, or
(f) with respect to any employee welfare benefit plan covering retired or terminated employees and their beneficiaries.

     "CONTROLLED DISBURSEMENT ACCOUNT" - a deposit account of each Borrower maintained with a Depository Bank into which the proceeds of any Loans shall be disbursed.

     "DEBT SERVICE COVERAGE" - for each period of twelve (12) consecutive Fiscal Months of Parent and its Consolidated Subsidiaries, the quotient, determined on a Consolidated basis, of (A) EBITDA for such period, MINUS the sum of (i) all Unfinanced Capital Expenditures made in such period,
(ii) all Distributions paid in cash or accrued in such period, unless then expressly permitted to be paid pursuant to the terms hereof, and (iii) all income and franchise taxes paid in cash or accrued in such period; DIVIDED by (B) the sum of (i) Interest Expense for such period, PLUS (ii) scheduled principal payments with respect to all direct Indebtedness of Parent and its Consolidated Subsidiaries in such period.

     "DEFAULT" - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     "DEFAULT RATE" - a fluctuating interest rate which is two percent (2%) per annum above the Base Margined Rate.

     "DEPOSITORY BANK" - North Carolina Bank, any Affiliate(s) thereof or any other bank mutually approved by Lender and Borrower from time to time.

     "DISTRIBUTION" - (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of an Obligor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of an Obligor or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of an Obligor or any of its Subsidiaries now or hereafter outstanding; (d) any payment by an Obligor or any of its Subsidiaries to any Affiliate of any management fees or similar fees, whether pursuant to a management agreement or otherwise; and (e) any payment or prepayment of principal of, premium (if any) or interest on, or any redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

     "DOCUMENTS" - shall mean (i) all "documents," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Documents" in the Collateral Schedule.

     "DOLLARS" - and the sign "$" refer to currency of the United States of America.

     "DOMINION ACCOUNT" - a special deposit account established by a Borrower pursuant to a Bank Agency Agreement over which Lender shall have sole and exclusive access and control for withdrawal purposes.

     "EBITDA" - for any fiscal period, the net income of Parent and its Consolidated Subsidiaries, PLUS the following, each determined on a Consolidated basis: (a) Interest Expense paid or accrued in such period,
(b) amortization and depreciation deducted in determining net income in such period, (c) any Distributions paid in cash or accrued in such period, unless then expressly permitted to be paid pursuant to the terms hereof, and (d) income and franchise taxes paid or accrued in such period; PROVIDED, HOWEVER, that in calculating net income for the purpose of determining EBITDA there shall be excluded therefrom: (i) any gain or loss arising from the sale of capital assets (including specifically the payment of approximately $1,000,000 in contingency payments in respect of the Barton divestiture); (ii) any gain arising from any write-up of assets;
(iii) all earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) all earnings of any entity substantially all the assets of which have been acquired in any manner by Parent or any Consolidated Subsidiary, realized by such entity prior to the date of such acquisition;
(v) all net earnings of any entity (other than a Subsidiary) in which Parent or any Consolidated Subsidiary has an ownership interest unless such net earnings have actually been received by it in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Parent or any Consolidated Subsidiary; (vii) all earnings of any Person to which any assets of Parent or any Consolidated Subsidiary have been sold, transferred or disposed of, or into which Parent or any Consolidated Subsidiary has merged, or with which Parent or any Consolidated Subsidiary has been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any Securities of Parent or any Consolidated Subsidiary; and (ix) any gain arising from extraordinary or nonrecurring items.

     "ELIGIBLE ACCOUNT" - an Account arising in the ordinary course of a Borrower's business from the sale of Inventory or rendition of services which Lender deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account is to be an Eligible Account if:
(i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice or is due or unpaid more than ninety
(90) days after the original invoice date; (iii) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder by operation of clause (ii) above; (iv) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (v) the Account Debtor is also a Borrower's creditor or supplier, or has disputed liability with respect to such Account, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of the amount of any offset, dispute or claim; (vi) the Account Debtor has commenced a voluntary case under the Bankruptcy Code, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the Bankruptcy Code or any other petition or other application for relief under the Bankruptcy Code has been filed against the Account Debtor, or if the Account Debtor has ceased to do business, suspended business, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (vii) it arises from a sale outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender; (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis or the Account otherwise does not represent a final sale; (ix) Lender believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless a Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended; (xi) the address of the Account Debtor to which invoices are delivered by a Borrower is located in the States of New Jersey, Minnesota or Indiana, unless such Borrower has filed a Notice of Business Activities Report with the appropriate officials in those states for the then current year; (xii) the Account Debtor is located in a state in which a Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports; (xiii) Lender does not have a duly perfected first priority security interest therein or the Account is otherwise subject to any Lien, other than a Permitted Lien; (xiv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, to the extent such Account exceeds such limit; (xv) the Account is evidenced by Chattel Paper or an Instrument, or has been reduced to judgment; (xvi) a Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xvii) a Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the initial payment terms; (xviii) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; (xix) any covenant, representation or warranty contained herein or in any Loan Document has been breached with respect to such Account (unless then cured); or (xx) the Account arises from a contract or purchase order which, by its terms, makes void or unenforceable the assignment of such Account.

     "ELIGIBLE INVENTORY" - such Inventory of a Borrower which Lender deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory is to be Eligible Inventory unless it (i) is finished goods in a Borrower's possession and control which, if identified to and purchased in respect of an existing Eligible Supply Contract, conforms in all respects with all requirements of such Eligible Supply Contract, (ii) is readily marketable and saleable in its current form, in the normal course of a Borrower's business at prices at least equal to the cost thereof, (iii) is not obsolete or unmerchantable, (iv) is not goods returned to a Borrower by or repossessed from an Account Debtor or goods taken in trade, (v) meets all standards imposed by any Governmental Authority, (vi) conforms in all respects to the covenants, warranties and representations set forth in this Agreement, (vii) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, except a Permitted Lien, (viii) is situated at a Collateral Location listed and described in the Location and Real Property Schedule, as it may be changed from time to time pursuant to Sections 5.1(J) and (O), (ix) is not located at any Collateral Location which is leased or which belongs to any processor, landlord, warehouseman or other third party, unless a Lien Waiver has been executed by such Person or a Reserve has been imposed in respect thereof, (x) is not in-transit, (xi) is not subject to a negotiable warehouse receipt or other negotiable instrument, unless Lender is the holder thereof, (xii) is owned by a Borrower and not held by it on consignment or other sale or return terms, or (xiii) with respect to which the manufacture, sale or use thereof is subject to any licensing, patent, royalty, trademark, copyright or similar agreement limits or restricts a Borrower's or Lender's right to sell or otherwise dispose of such Inventory.

     "ELIGIBLE SUPPLY CONTRACT" - any Supply Contract: (i) which is entered into by a Borrower, individually (and not as joint venturer), with a manufacturer domiciled in the United States and otherwise acceptable to Lender; (ii) which requires delivery of Inventory solely to a plant or production facility of such manufacturer located within the continental United States; (iii) which is valid and subsisting in all respects; (iv) which is not in default, nor has any notice of termination, revocation, rescission or cancellation been given or received by such Borrower in respect thereof; (v) which contains a mandatory purchase, "take or pay," liquidated damages or similar provisions, acceptable to Lender, on the part of the manufacturer in respect of Inventory identified to such Supply Contract; (vi) which includes an express acknowledgment of Lender's Lien on the subject Inventory and its right to receive and enforce, as collateral assignee of a Borrower, all payment obligations owing in respect thereof; and (vii) as to which each Borrower has complied in all respects with the terms of Section 6.9 relevant thereto.

     "ENVIRONMENTAL LAWS" - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to environmental clean up, pollution, toxic waste or other environmental matters.

     "ENVIRONMENTAL LIENS" - Liens in favor of any Governmental Authority arising under or in connection with any Environmental Law.

     "EQUIPMENT" - shall mean (i) all "equipment" and "fixtures," as each such term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Equipment" in the Collateral Schedule.

     "EVENT OF DEFAULT" - as defined in Section 7 of this Agreement.

     "FINANCIAL STATEMENTS" - collectively (i) as of the Closing Date, the financial statements of Parent and its Consolidated Subsidiaries described in and attached to the Financial and Contingency Schedule; (ii) thereafter, the most recent financial statements delivered from time to time pursuant to Section 5.1(I).

     "FISCAL YEAR" means the annual accounting period of Parent and its Consolidated Subsidiaries (including each Borrower) as in effect on the Closing Date. As used herein, "FISCAL QUARTER" and "FISCAL MONTH" shall have correlative meanings.

     "GAAP" - generally accepted accounting principles in the United States of America in effect from time to time.

     "GENERAL INTANGIBLES" - shall mean (i) all "general intangibles," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "General Intangibles" in the Collateral Schedule. The term "GENERAL INTANGIBLES" shall include, in any event, all right, title and interest of a Borrower in respect of all Supply Contracts to which it is (or becomes) party, whether now or hereafter existing.

     "GOVERNMENTAL AUTHORITY" means any nation or government or federal, state, county, province, canton, city, town, municipality, local or other political subdivision thereof, and any department, commission, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

     "GUARANTOR" - each Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations. As of the Closing Date, the Parent and each other Borrower is a guarantor of each Borrower's Obligations.

     "GUARANTY AGREEMENT" - each Guaranty Agreement which is executed by a Guarantor in favor of Lender.

     "INDEBTEDNESS" - as applied to  a  Person  means,  without duplication
(i) all items which would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all Contingent Obligations of such Person and (iii) in the case of Parent and each Borrower (without duplication), the Obligations.

     "INSTRUMENTS" - shall mean (i) all "instruments," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Instruments" in the Collateral Schedule.

     "INTEREST MARGIN" means the interest rate per annum, to be added to the Base Rate or the LIBOR Rate, as the case may be, in order to determine, respectively, the Base Margined Rate and the LIBOR Margined Rate; which (i) for Base Rate Loans, shall be zero percent (0%) per annum, and (ii) for LIBOR Rate Loans, shall be two and one-half percent (2 1/2%) per annum.

     "INTEREST PERIOD" - any interest period applicable to a Revolver Loan, as provided in Section 3.1.

     "INTEREST RATE AGREEMENT" - any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Parent or any of its Consolidated Subsidiaries against fluctuations in interest rates.

     "INVENTORY" - shall mean (i) all "inventory," as that term is defined under Article 9 of the Code and (ii) all that other Property described under the term "Inventory" in the Collateral Schedule.

     "INVESTMENT ACCOUNT" - an investment account maintained by an Obligor with Depository Bank.

     "LENDER'S ACCOUNT" - an account of Lender with Depository Bank designated by Lender from time to time as the account to which all remittances in respect of any given Eligible Supply Contract or proceeds of other Accounts are to be made.

     "LIABILITIES" - all liabilities of a Person includable on a balance sheet of such Person.

     "LIBOR RATE" - for each Interest Period, a rate of interest (such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (1/16th of 1%)) determined by Lender to be equal to: (a) the rate of interest determined by Lender at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen LIBOR Page 3750 at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, that if, for any reason, such rate is not available, then "LIBOR Rate" shall mean the rate per annum at which, in the opinion of Lender, Dollars in the amount of the requested LIBOR Loan are being offered to leading reference banks for settlement in the London interbank market at approximately such time and for such maturity, DIVIDED BY (b) a number equal to 1.0 MINUS the percentage expressed as decimal and rounded upwards, if necessary, to the next whole multiple of one-sixteenth of one percent (1/16th of 1%), determined by Lender to be in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for member banks of the Federal Reserve System in respect of Eurocurrency liabilities (or any similar category of liabilities).

     "LIBOR MARGINED RATE" - with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, a rate per annum determined for such day by Lender to be equal to the LIBOR Rate PLUS the applicable Interest Margin.

     "LIBOR RATE LOANS" - Loans bearing interest at rates determined by reference to the LIBOR Rate.

     "LIEN" - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "LIEN WAIVER" shall mean a written agreement, in substantially the form of EXHIBIT "C" or which Lender otherwise determines to be acceptable from time to time, pursuant to which a landlord, warehouseman, processor or other Person in possession or control of any Inventory or other Property of a Borrower shall agree to waive or subordinate its rights and claims in such Property, grant access to Lender for the repossession of such Property and make such other agreements with Lender relative thereto as Lender shall determine to be relevant in the circumstances.

     "LOAN ACCOUNT" - a loan account established on the books of Lender for the purpose of recording the disbursement and collection of Loans to a Borrower.

     "LOAN DOCUMENTS" - this Agreement, the Other Agreements and the Security Documents.

     "LOANS" - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolver Loans.

     "MATERIAL ADVERSE EFFECT" - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of any Obligor, any Guarantor, or any Subsidiary, or the industry in which any Obligor, any Guarantor or any Subsidiary operates; (b) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon any of the Collateral, the Liens of Lender with respect to any of the Collateral or the priority of any such Liens; or (d) has impaired, or may be reasonably expected to impair, materially the ability of any Obligor or any Guarantor to perform its respective obligations under this Agreement, any Guaranty Agreement or any of the other Loan Documents or of Lender to enforce or collect the obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

     "MAXIMUM RATE" - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious interest rate, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate is to be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

     "MONEY BORROWED" - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extension of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) Indebtedness under any agreement or obligation to reimburse the issuer of any letter of credit for amounts paid by the issuer on account of such letter of credit; and (v) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iv) hereof.

     "NET PROCEEDS" - proceeds (including cash receivable (when received) by way of deferred payment) received by any Obligor from the sale, lease, transfer or other disposition of any Property, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the direct costs of such sale, lease, transfer or other disposition; and (ii) any amounts applied, with Lender's consent, to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on the Property disposed.

     "NORTH CAROLINA BANK" - First Union National Bank, a national bank, and any successor(s)-in-interest to it, having its principal office in Charlotte, North Carolina.

     "NOTES" - collectively, (i) the Revolver Notes and (ii) any other Instruments at any time evidencing any of the Obligations.

     "NOTICE OF BORROWING" - a notice in substantially the form of EXHIBIT "D" issued by an Authorized Officer of a Borrower, requesting a Revolver Loan.

     "OBLIGATIONS" - all indebtedness, liabilities and obligations owing, arising, due to or payable from each Obligor to Lender of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter incurred, purchase money or nonpurchase money, or arising under any of the Loan Documents or otherwise, and regardless of the form or purpose of such indebtedness, liabilities or obligations, including, without limitation, all of the Loans, all liabilities of each Obligor to Lender under any indemnity, reimbursement, Guaranty Agreement, Bank Agency Agreement or other agreement heretofore or hereafter executed by such Obligor with or in favor of Lender (whether or not Parent or Borrower is the account party or drawer). The term "OBLIGATIONS" includes all interest, charges, expenses, attorneys' fees and other sums chargeable to each Obligor under any of the Loan Documents and all other obligations which such Obligor may have (under contract or Applicable Law) to reimburse Lender (or any Affiliate of Lender) in connection with any Interest Rate Agreement, foreign exchange contract, letter of credit, banker's acceptance or guaranty issued by Lender to such Obligor or for its benefit.

     "OBLIGOR" - individually and collectively, Parent and each Borrower. The term "OBLIGORS" may also be used as a collective reference to each Obligor.

     "OTHER AGREEMENTS" - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender with respect to the transactions contemplated by this Agreement.

     "OVERADVANCE" - on any date,  (i)  in  respect  of any Eligible Supply
Contract, the amount by which the total amount of Revolver Loans outstanding in respect of such Eligible Supply Contract on such date exceeds the Borrowing Base in respect of such Eligible Supply Contract on such date, or (ii) per Borrower, the amount by which the total amount of all Revolver Loans to such Borrower outstanding on such date exceeds its Borrowing Base on such date, or (iii) generally, the amount by which the total amount of all Revolver Loans outstanding to all Borrowers on such date exceeds the total Borrowing Base of all Borrowers on such date.

     "PARTICIPATING LENDER" - any Person which is either: (i) an assignee of Lender hereunder; or (ii) the purchaser from Lender of a participation interest in any Loans or other Obligations.

     "PERMITTED INDEBTEDNESS" - any of the following: (i) Obligations owing to Lender; (ii) Indebtedness of any Borrower to another Borrower or of any Borrower to Parent; (iii) accounts payable to trade creditors (including Affiliates, to the extent then permitted under Section 5.2(D)) which are not aged more than one hundred twenty (120) days from billing date and current operating expenses (other than Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being Properly Contested; (iv) obligations to pay rents on operating leases permitted herein; (v) Permitted Purchase Money Indebtedness;
(vi) Contingent Obligations arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (vii) Charges not yet past due or payable; (viii) Subordinated Debt in existence on the Closing Date and disclosed in the Financial and Contingency Schedule; and (ix) Indebtedness not included in clauses
(i) through (viii) above which is disclosed in the Financial and Contingency Schedule.

     "PERMITTED INVESTMENTS" - the following: (i) investments in each Borrower by Parent or by another Borrower, to the extent existing on the Closing Date or otherwise expressly permitted hereunder; (ii) Property used, or to be used, in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Parent and its Subsidiaries; and (iv) any of the following investments, if and to the extent made within an Investment Account, to-wit: (a) deposit accounts and certificates of deposit maintained with, or issued by, Depository Bank maturing in thirty (30) days or less; (b) direct obligations of the United States of America maturing in thirty (30) days; and (c) "overnight" repurchase contracts in respect of commercial paper offered by Depository Bank.

     "PERMITTED LIENS" - any of the following: (i) Liens at any time granted in favor of Lender; (ii) statutory Liens of carriers, mechanics, materialmen, landlords, warehousemen, and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not yet due or which, if due and payable, are being Properly Contested; PROVIDED that a Lien Waiver shall have been executed in respect thereof or a deduction from the Borrowing Base in an amount satisfactory to Lender shall have been made therefor; (iii) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;
(iv) attachment, judgment and other similar non-tax Liens (excluding Environmental Liens) arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being Properly Contested, such Liens do not, in the aggregate, materially detract from the value of the Property of an Obligor or materially impair the use thereof in the operation of such Obligor's business and such Liens are and at all times remain junior in priority to the Liens in favor of Lender; (v) Liens of a bank (including Depository Bank) or other financial institution with respect to funds on deposit with such institution; (vi) such other Liens as appear on the Lien Schedule; (vii) Liens in existence immediately prior to the Closing Date that are paid and satisfied in full and released on the Closing Date as a result of the application of an Obligor's cash on hand at the Closing Date and/or, the proceeds of the Loans being made on the Closing Date; and
(viii) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of this Agreement.

     "PERMITTED PROCEEDS USES" - any of the following: (i) financing, in part, of the Lewis Acquisition, on the Closing Date, in an aggregate amount not to exceed Nine Million Dollars ($9,000,000), as to all Borrowers, collectively (including, for this purpose, any loans or advances made to Lewis by any other Borrower with the proceeds of any Loan made to it); (ii) the refinancing of the existing Indebtedness of Lewis to NationsBank; (iii) the refinancing of the existing Indebtedness of Titan to Lender under the Titan Loan Agreement; (iv) the satisfaction of certain existing
Indebtedness of any other Borrower for Money Borrowed; (v) closing costs associated with this transaction; (vi) the making of intercompany loans and advances by one Borrower to another Borrower; and (vii) each Borrower's general operating needs, to the extent not inconsistent with the provisions of this Agreement and Applicable Law.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" - Purchase Money Indebtedness which (i) is incurred under a Supply Contract to the extent that the costs associated therewith are passed through to, and reimbursed by, the buyer under such contract; or (ii) when aggregated with the principal amount of all other Purchase Money Indebtedness (not included within clause (i) above) and Capitalized Lease Obligations of Parent and its Consolidated Subsidiaries at the time outstanding, does not exceed One Million Dollars ($1,000,000).

     "PERSON" - an individual, partnership, corporation, joint venture, joint stock company, limited liability company, land trust, business trust, unincorporated organization, a government or agency or political subdivision thereof, or any other form of entity.

     "PLAN" - an employee benefit plan now or hereafter maintained for employees of Parent or any Subsidiary that is covered by Title IV of ERISA.

     "PROCEEDS"  -  shall  mean all "proceeds," as that term is defined  in
Article 9 of the Code, of the Collateral.

     "PRODUCTS" - shall mean  all  "products,"  as  that term is defined in
Article 9 of the Code, of the Collateral.

     "PROJECTIONS" - for each Obligor, Parent's forecasted: (a) balance sheets and cash flow statements, on an aggregate basis, including all Supply Contracts, and (b) income statements, on a per Supply Contract and aggregate basis, all prepared on a consolidated and consolidating basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "PROPERLY CONTESTED" - in the case of any Liability of Parent or any Subsidiary that is not paid as and when due or payable by reason of a bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Liability and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly institute and diligently conducted; (ii) appropriate reserves have been established as shall be required in conformity with GAAP, (iii) the non-payment of such Liability will not have a Material Adverse Effect and will not result in a forfeiture of any assets of Parent or any Subsidiary; (iv) no Lien is imposed upon any assets of Parent or any Subsidiary with respect to such Liability unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if Liability results from the entry, rendition or issuance against Parent or any Subsidiary or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to Parent or any Subsidiary, Parent or any Subsidiary forthwith pays such Liabilities and all penalties and interest in connection therewith.

     "PROPERTY" - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PURCHASE MONEY INDEBTEDNESS" - means and includes (i) any Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, including Capitalized Lease Obligations, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     "PURCHASE MONEY LIEN" - a Lien upon fixed assets which secures Purchase Money Indebtedness incurred by an Obligor in connection with its acquisition of such fixed assets, but only if such Lien is at all times to be confined solely to those fixed assets (and proceeds thereof) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and such Lien constitutes a purchase money security interest under the Code.

     "RESTRICTED INVESTMENT" - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance, capital contribution, subscription or otherwise, in any Property, EXCEPT Permitted Investments.

     "RESERVES" - shall mean an amount calculated from time to time by Lender equal to the sum of: (i) any amounts which Parent or any Subsidiary is obligated to pay to any third party, whether for rent, royalties, insurance or taxes or otherwise, which Parent or any Subsidiary does not pay when due, until paid by Parent or any Subsidiary or by Lender on its behalf by charging same as a Loan pursuant hereto; and (ii) any other amounts which Lender elects to reserve from borrowing availability from time to time.

     "REVOLVER FACILITY" - the credit facility established by Lender in favor of Borrowers pursuant to Section 2 hereof, inclusive of each sub-facility created thereunder in respect of each Borrower.

     "REVOLVER LOAN" - a Loan made by Lender under the Revolver Facility to a Borrower.

     "REVOLVER NOTE" - each promissory note executed by a Borrower on the Closing Date in favor of Lender to evidence any and all Revolver Loans to it made under the Revolving Facility; together with any and all renewals and extensions thereof, and any amendments or modifications thereto. Each Revolver Note shall be substantially in the form of EXHIBIT "E". There shall be only one (1) Revolver Note per Borrower.

     "SCHEDULE OF ACCOUNTS" - the detailed aged trial balance of all Accounts of each Borrower existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and any other information Lender reasonably requests.

     "SCHEDULES" - all Schedules, together with all attachments thereto, provided by the Obligors and attached to this Agreement and made a part hereof. The Schedules are listed on the first page following the signature page to this Agreement.

     "SECURITY" - is to have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "SECURITY DOCUMENTS" - each Guaranty Agreement and any and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     "SOLVENT" - as to any Person, means that such Person (i) owns Property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) owns Property the present fair salable value of which is greater than the amount that will be required to pay the probable liability of such Person on its existing Indebtedness as such becomes absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "SUBORDINATED DEBT" - Indebtedness of Parent or any Subsidiary that is expressly subordinated to the Obligations in right of payment and claim pursuant to an agreement or provisions approved in writing by Lender. As of the Closing Date, all outstanding Subordinated Debt (including any issued in connection with the Lewis Acquisition) is described more particularly on the Financial and Contingency Schedule.

     "SUBSIDIARY" - any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by a Person or one or more of the other Subsidiaries of the Person or a combination thereof.

     "SUPPLY CONTRACT" - each supply contract, long term purchase order or similar arrangement between a Borrower, as seller, and an automobile manufacturer or other customer, as buyer, with respect to the acquisition, warehousing and ultimate sale and delivery of any Inventory to a specific production facility of such manufacturer; as it may be supplemented, extended, modified or amended from time to time. The term "Supply Contract" shall also include any letter of understanding, acknowledgment, confirmation or waiver, signed by any such customer of Borrower in favor of Lender or for its benefit, which has the effect of supplementing, extending, modifying or amending any terms of said contract whether or not any Borrower is party thereto.

     "TANGIBLE NET WORTH" - the difference between: (i) total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of Parent and its Consolidated Subsidiaries; and (ii) all intangible assets of such Persons, including, without limitation, any General Intangibles.

     "TERMINATION DATE" - that date which is three (3) years from the Closing Date.

     "UNFINANCED CAPITAL EXPENDITURES" - Capital Expenditures not financed through Permitted Purchase Money Indebtedness.

     "VOTING STOCK" - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors of such corporation (or Persons performing similar functions).

     1.2. ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Parent and its Consolidated Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Parent's independent public accountants concur or as required by GAAP; PROVIDED, HOWEVER, that unless and until either (i) Lender shall have determined, and given written notice to Parent to such effect, that such changes will not affect (in a manner adverse to Lender's interests) the calculation of the financial covenants set forth in Section 5.3 or the Obligors' compliance therewith, or (ii) Lender and the Obligors shall have amended the financial covenants set forth in Section 5.3 to reflect such changes, all calculations of the financial covenants set forth in said Section 5.3 shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which no such change was made.

     1.3. OTHER  TERMS.   All  terms  contained  in  this Agreement and not
otherwise specifically defined herein are to have the meanings provided for by the Code to the extent the same are used or defined therein.

     1.4. CONSTRUCTION AND INTERPRETATION. References herein to "SECTIONS", "SUBSECTIONS", "EXHIBITS" and "SCHEDULES" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears. Words importing any gender include the other genders. References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation." References to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document. References to Persons include their respective permitted successors and assigns or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons. All references to statutes and related regulations shall include, as to any statute, its related regulations, any amendments of same and any successor statutes and regulations. Any consent, waiver, approval or determination which, pursuant hereto or to any Loan Document, is required or permitted to be given or made by Lender shall be made in its sole discretion, exercised in good faith and, if and where required by Applicable Law, in a commercially reasonable manner. Any reference herein or in any Loan Document "to the knowledge" of any Person (or words of substantially the same import) shall mean to its knowledge after, and assuming, reasonable investigation and diligence.


SECTION 2.     CREDIT FACILITY

     Subject to all of the terms and conditions of this Agreement, in reliance upon the representations and warranties made herein and in the other Loan Documents and so long as no Default or Event of Default then exists, Lender will provide credit to Borrowers as follows:
     2.1. REVOLVER FACILITY.

          (1) During the period from the date hereof to, but not including, the Termination Date, each Borrower may borrow, repay and reborrow Revolver Loans up to a maximum principal amount at any time outstanding under the Revolver Facility equal to its Borrowing Base, as determined by Lender for such Borrower; PROVIDED, HOWEVER, that in the event that any Overadvance shall ever exist, Borrowers shall repay such Overadvance, in full, immediately; and, PROVIDED, FURTHER, that if any Eligible Supply Contract shall cease to be an Eligible Supply Contract, then, Lender may, at its option, (i) refuse to make any further Revolver Loans in respect thereof and (ii) demand full payment of all Revolver Loans then outstanding in respect thereof. Each Revolver Loan shall be made (or deemed made), in the following manner: (a) a Borrower shall give Lender written or oral notice of its intention to borrow (which notice shall be irrevocable) before 11:30 a.m. (Charlotte, North Carolina time), on any Business Day specifying the amount of the proposed borrowing, the proposed borrowing date and whether such Loan is to be a Base Rate Loan or a LIBOR Rate Loan; (b) unless payment is otherwise timely made by a Borrower, the becoming due of any Obligation required to be paid under this Agreement or any Loan Document shall be deemed irrevocably to be a request by such Borrower for a Revolver Loan on the due date of, and in the amount required to pay, such Obligations; and (c) the presentation by a Borrower for payment by Disbursement Bank of any check or other item of payment drawn on the Controlled Disbursement Account shall be deemed irrevocably to be a request by it for a Revolver Loan in the amount of such check or other item of payment. The proceeds of each Revolver Loan requested by oral or written notice of intention to borrow given as described above are to be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter or other instructions from a Borrower, and in the case of each subsequent borrowing, by wire transfer to the Controlled Disbursement Account; and the proceeds of each Revolver Loan requested to satisfy an Obligation as described above are to be disbursed by Lender by way of direct payment of the relevant Obligation. Each oral request for a Revolver Loan is to be conclusively presumed to be made by a Person authorized by a Borrower to do so; and the making of the requested Revolver Loan shall conclusively establish a Borrower's obligation to repay such Revolver Loan in accordance with this Agreement. Any written notice of intention to borrow shall be in the form of a Notice of Borrowing. Any oral notice of intention to borrow may, at Lender's option, be required to be confirmed not later than one (1) Business Day later than the giving of oral notice by the giving of a written Notice of Borrowing. Notwithstanding the foregoing, and in any event, all notices of intention to borrow LIBOR Rate Loans shall be delivered by a Notice of Borrowing received by Lender at least three (3) Business Days in advance of a proposed borrowing date and be in the minimum amount of Five Hundred Thousand Dollars ($500,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof. The proceeds of each Revolver Loan shall be used by Borrowers solely for Permitted Proceeds Uses. Notwithstanding Lender's receipt (or deemed receipt) of any request for a Revolver Loan, Lender shall not be bound to honor any such request except to the extent, in the manner and subject to all terms and conditions relevant thereto contained herein. The Indebtedness of each Borrower to Lender arising from the making of each Revolver Loan to it shall be evidenced by a separate Revolver Note in a principal amount equal to the maximum amount of borrowings which may be obtained hereunder by such Borrower. A Revolver Note shall be executed and delivered by each Borrower on the Closing Date.

          (2) The Revolver Facility will be in effect for each Borrower for a period commencing on the date hereof and ending on the Termination Date, unless sooner terminated as hereinafter provided.

          (3) Lender may immediately terminate the Revolver Facility, as to each Borrower or every Borrower, without notice, upon or after the occurrence of an Event of Default and during its continuation; and the Revolver Facility shall automatically terminate, without notice, upon the occurrence of any Event of Default of the type specified in Section 7.1(G).

          (4) Upon the effective date of any termination of the Revolver Facility, all Revolver Loans then outstanding, shall become due and payable, in full, and Lender may discontinue making further Loans to Borrowers. No termination (regardless of cause or procedure) of the Revolver Facility shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of Borrowers relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrowers contained in this Agreement or in any of the other Loan Documents.

     2.2. ALL REVOLVER LOANS TO CONSTITUTE ONE OBLIGATION. All Revolver Loans made to a Borrower are to constitute one general Obligation of Borrowers, and are to be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by each Obligor to Lender to the extent provided in the Security Documents under which any such Lien arises.


SECTION 3.     INTEREST, FEES AND REPAYMENT

     3.1. INTEREST, FEES AND CHARGES.

          (1)  INTEREST.

               (1)  RATE  OF  INTEREST.   The  Revolver  Loans  shall  bear
     interest from the date such Loans are made to the date paid at the Base Margined Rate or at the LIBOR Margined Rate, at each Borrower's option, and the applicable basis for determining the rate of interest shall be selected by a Borrower at the time a Notice of Borrowing is given. The basis for determining the interest rate with respect to any Revolver Loan may be changed by a Borrower from time to time pursuant to subparagraph (iii) below. If on any day a Loan is outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest at the Base Margined Rate.

               (2) INTEREST PERIODS. In connection with each LIBOR Rate Loan, in its Notice of Borrowing therefor, a Borrower shall select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be either a one (1), two (2) or three (3) month period, PROVIDED that: (1) the initial Interest Period for any such Loan shall commence on the funding date of such Loan;
     (2) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; (3) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, but if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month; (5) no Interest Period shall extend beyond the Termination Date; (6) no Interest Period with respect to any of the Loans may extend beyond a date on which a Borrower is required to make a scheduled payment of principal with respect to such Loan; (7) the Interest Period for a Loan that is converted pursuant to subparagraph (iii) below shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Loans so converted expires; and (8) there shall be no more than two (2) Interest Periods relating to LIBOR Rate Loans allocated to any one Borrower outstanding at any time.

               (3) CONVERSION OR CONTINUATION. Subject to the provisions of this subparagraph (iii) and the limitation on the number of Interest Periods prescribed in subparagraph (ii) above, each Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess of that amount as a LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; PROVIDED that LIBOR Rate Loans may only be converted into Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and PROVIDED, FURTHER, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when an Event of Default or Default has occurred and is continuing; and PROVIDED, FINALLY, that no Loan may be converted into a LIBOR Rate Loan until ten (10) days after the Closing Date; I.E., any Loans made on the Closing Date or within ten (10) days thereafter shall be made as Base Rate Loans. Each Borrower shall deliver a fully and properly completed Notice of Borrowing to Lender no later than 11:00 a.m. (Charlotte time) at least three (3) Business Days in advance of any proposed conversion/continuation date in respect of any LIBOR Rate Loan.

               (4) INABILITY TO DETERMINE INTEREST RATE. In the event that Lender determines that, by reason of circumstances affecting the London interbank market, either (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period or (ii) the interest rate determined for such Interest Period does not accurately reflect the cost to Lender of making or maintaining LIBOR Rate Loans during such Interest Period; then, Lender shall forthwith give notice of such determination to Borrowers. From and after Borrowers' receipt of such notice, any then requested LIBOR Rate Loans shall be made as Base Rate Loans, any Base Rate Loans that were to have been converted to LIBOR Rate Loans shall be continued as Base Rate Loans and any outstanding LIBOR Rate Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans; and no further LIBOR Rate Loans shall be made or continued as such, nor shall any Borrower have the right to convert Base Rate Loans to LIBOR Rate Loans unless and until the circumstances causing such suspension of LIBOR Rate Loans no longer exists.

               (5) ILLEGALITY. Notwithstanding any other provisions herein, if any Applicable Law or any change therein or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, (a) the commitment of Lender hereunder to make LIBOR Rate Loans, continue LIBOR Rate Loans as such or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be canceled and (b) Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last day's of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

               (6) COMPUTATION AND PAYMENT OF INTEREST. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. All interest (together with any fees or other charges determined on a "per annum" basis) shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days, unless reference to a 365 or 366-day year is necessary in order not to exceed the Maximum Rate), commencing on the Closing Date, and shall be payable (i) monthly, in arrears, on the first day of each month, in the case of Base Rate Loans, (ii) at the end of the Interest Period selected therefor, in the case of LIBOR Rate Loans, and (iii) on demand, at maturity (whether by stated payment terms, by acceleration or otherwise).

               (7) DEFAULT RATE OF INTEREST. Upon the occurrence of an Event of Default, and during its continuance, at Lender's election, the principal amount of all Obligations then and thereafter shall bear interest at the Default Rate. Interest at the Default Rate shall be paid without prejudice to the rights of Lender to collect any other amounts provided to be paid hereunder or under any of the other Loan Documents or to declare a default under this Agreement or any of the other Loan Documents.

          (2) LIBOR INDEMNITY. Each Obligor agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (a) default by a Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loans,
(b) default by a Borrower in making, continuing or converting a borrowing after Borrower has given a Notice of Borrowing in respect thereto, (c) default by a Borrower in making any prepayment after such Borrower has given a voluntary prepayment notice, or (d) the making of a prepayment of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by Lender to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. The amount of such loss or expense shall be determined by Lender using any reasonable attribution or averaging method which it selects and, as appropriate, based on the assumption that a requested LIBOR Rate Loan was funded in the London interbank market by Lender on the requested disbursement date; and shall be due and payable on demand. A certificate of the Lender claiming entitlement to such indemnity, addressed to the Obligors, setting forth the nature of the occurrence giving rise to such amount of such loss or expense, the claim for indemnity hereunder, and the method by which the amount of such claim was determined, shall accompany each demand for indemnity hereunder.

          (3) CAPITAL ADEQUACY. If after the Closing Date, Lender determines, in good faith, that (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender' s commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material: (i) Lender is promptly, after Lender's determination of such occurrence, to give notice thereof to Borrowers, and (ii) Borrowers are to pay to Lender as an additional fee from time to time, on demand, such amount as Lender certifies to be the amount that will compensate Lender for such reduction. A certificate of Lender claiming entitlement to such compensation, setting forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined will be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution method.

     3.2. PAYMENTS AND COLLECTIONS.

          (1) MANNER AND TIME OF PAYMENT. All payments of the Obligations made by Borrowers pursuant hereto, whether voluntary or mandatory, shall be made without deduction, defense, set-off or counterclaim and in same day funds delivered to Lender by wire transfer to Lender, referencing the corresponding Lender's Account to which such payments are to be deposited. In order to cause timely payment to be made to Lender of all Obligations as and when due, each Borrower hereby authorizes and directs Lender, at Lender's option, to debit its Loan Account (by increasing the principal balance of its Revolving Loans then outstanding) for any amounts of principal, accrued interest, fees, charges or expenses at any time owing hereunder or under any Loan Documents as and when such Obligations become due (even if, in doing so, an Overadvance is created).

          (2) DOMINION ACCOUNTS. In addition to payments of the Obligations made (or deemed made) by Borrowers pursuant to subsection (A) hereinabove, each of the Borrowers shall also be obliged to establish a Dominion Account into which all Proceeds of Accounts, Inventory and other Collateral of each Borrower shall be deposited as and when received by Borrower. Each such Dominion Account shall be opened with a Depository Bank or, subject to Lender's approval, a bank selected by a Borrower, but satisfactory to Lender, which bank shall agree to a Bank Agency Agreement. Collected funds deposited to each Dominion Account shall be disbursed therefrom on a daily basis, FIRST, to the corresponding Lender's Account, thereupon to be applied in payment of that portion (if any) of the corresponding Obligations then outstanding, as prescribed in subsection (C) below, and, NEXT, as to any balance remaining, to the Controlled Disbursement Account (unless a Borrower otherwise directs Lender to apply such proceeds); PROVIDED, HOWEVER, that, notwithstanding the foregoing, if
(i) an Overadvance has occurred or would occur, but for the direct application of a greater amount (or all) of such proceeds to the Obligations, Lender may apply such proceeds accordingly to reduce or avoid such Overadvance; or (ii) a Default or Event of Default has occurred and is continuing, Lender may cause any portion or all of such proceeds to be remitted directly to one or more Lender's Accounts for application to the Obligations in the manner specified in subsection (C) below. Each Borrower shall provide Lender with copies of all bank statements which it receives relative to each Dominion Account from any bank (other than from Depository
Bank) as soon as practicable but in any event within ten (10) days from the date each such statement is received by such Borrower, and shall provide Lender with a reconciliation report with respect to each such bank statement for each such account as soon as practicable after such Borrower's receipt of each such bank statement but in any event within twenty (20) days from the date of such receipt.

          (3) CREDIT FOR COLLECTIONS. All payments and other collections received by Lender for application to outstanding Obligations, whether pursuant to subsections (A) or (B) above, or otherwise, shall be applied to outstanding Obligations on the Business Day of receipt or deposit by Lender of same in immediately available funds in the Lender's Account during regular banking hours of a Depository Bank, in accordance with subsection
(F) below, with such application to be made, FIRST, to any expenses of Lender incurred in effecting such collections; NEXT, to any accrued interest or fees which are then due and payable to Lender pursuant hereto; NEXT, to any other Obligations of each Borrower which are then due and payable; NEXT, to any Revolving Loans then outstanding (with any Revolving Loans then constituting Base Rate Loans deemed paid first); it being understood that, in the absence of contrary direction from Borrowers, Lender shall have the right to allocate such collections between or among the Revolver Loans of each Borrower then outstanding, at Lender's discretion (even if, in doing so, an Overadvance is created); and, LASTLY, provided that no Event of Default has occurred and is continuing, any remainder shall be remitted to Borrowers. If an Event of Default has occurred and is continuing, without limiting any other rights and remedies of Lender hereunder, Lender may apply any remainder to any other Obligations then outstanding, regardless of whether then past due, or hold the same as additional cash Collateral pending the due dates for payment of such Obligations.

          (4) LOAN ACCOUNT; STATEMENTS OF ACCOUNT. Lender shall enter all Revolver Loans as debits to the Loan Account and shall also record in the Loan Account all payment made by Borrowers on Revolver Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrowers hereunder. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender is to be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within thirty (30) days after the date each account is mailed to Borrowers. Such notice is only to be deemed an objection to those items specifically objected to therein.

          (5) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder, whether of principal, interest, fees or otherwise, shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

          (6) TIMING OF RECEIPT OF FUNDS. All funds received for application to the Obligations pursuant hereto shall be deemed received pursuant hereto on the Business Day received if such funds are received by a Depository Bank for deposit in a Lender's Account by 2:00 p.m. (Charlotte time) on such day; otherwise, such funds shall be deemed received on the succeeding Business Day.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

     4.1. GENERAL  REPRESENTATIONS  AND  WARRANTIES.   To  induce Lender to
enter into this Agreement, and make Loans hereunder, each Obligor warrants and represents to Lender that:

          (1) ORGANIZATION. Each Obligor and any Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, as provided in the Corporate Information Schedule and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its Properties or the nature of its activities make such qualification necessary.

          (2) CORPORATE NAME. During the preceding seven (7) years, neither Obligor nor any Subsidiary has been known as or used any corporate, fictitious or trade names, and has had no office, place of business or agent for service of process located in any state or county, except as disclosed in the Corporate Information Schedule.

          (3) CORPORATE AUTHORITY. Obligor has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each such Loan Document have been duly authorized by all necessary corporate action on the part of Obligor and do not and will not (i) require any consent or approval of the shareholders of Obligor; (ii) contravene Borrower's articles of incorporation or bylaws; (iii) violate, or cause Obligor to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Obligor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Obligor is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Obligor.

          (4) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Obligor of this Agreement and each Loan Document to which it is a party, and the consummation of the transactions contemplated therein do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for any filings required by federal or state securities laws (which filings, if required, have been made) and filings required in connection with the perfection of security interests granted pursuant to the Loan Documents.

          (5) ENFORCEABILITY. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Obligor enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

          (6) GOOD STANDING. Each of Obligor and any Subsidiary has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          (7) PERMITS. Each Obligor and any Subsidiary owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business, all of which are listed in the Intellectual Property Schedule attached hereto and made a part hereof, without any known conflict with the rights of others.

          (8) CAPITAL STOCK. Parent owns and controls, and has good title to, all of the shares of the Voting Stock of each Borrower, free and clear of any Liens other than Permitted Liens. Each Borrower owns and controls, and has good title to, all of the shares of the Voting Stock of each of its Subsidiaries, if any, free and clear in each case of any Lien other than Permitted Liens. All such shares of Voting Stock owned by Parent and each Borrower, as the case may be, have been duly issued and are fully paid and non-assessable. Other than as set forth in the Corporate Information Schedule, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Parent, any Borrower or any Subsidiary, or any agreements or instruments binding upon Parent, any Borrower or Parent relating to the ownership of its shares of any such capital stock.

          (9) SOLVENCY. Obligor is now and, after giving effect to all Loans to be made hereunder, at all times will be, Solvent.

          (10) NO RESTRICTIONS. Obligor is not a party or subject to any contract or agreement or charter or other corporate restriction, that restricts its right or ability to incur Indebtedness. Obligor has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

          (11) NO  LAWSUITS.   Except as set forth  in  the  Financial  and
Contingency Schedule, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Obligor, threatened, against or affecting Obligor or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Obligor or any of such Subsidiaries, in any court or before any Governmental Authority, and no action, suit, proceeding or investigation shown in the Financial and Contingency Schedule will have a Material Adverse Effect. Neither Obligor nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgement, decree or rule of any Governmental Authority.

          (12) TITLE. Each Obligor and any Subsidiary has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), except Permitted Liens.

          (13) FINANCIAL STATEMENTS. The Financial Statements have been prepared in accordance with GAAP and present fairly the financial position and the results of operations reflected in the Financial Statements. Since the date of the Financial Statements, there has been no material change in the condition, financial or otherwise, of Parent or any of its Consolidated Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The Financial Statements, this Agreement or any other written statement of any Obligor to Lender (including, without limitation, those statements contained in filings, if any, with the Securities and Exchange Commission) do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Obligor has failed to disclose to Lender in writing which has had, or foreseeably will have, a Material Adverse Effect, other than facts which are generally available to the public and not particular to Obligor, such as general economic and industry trends. The Fiscal Year of Obligor ends as provided in the Financial and Contingency Schedule.

          (14) TAX RETURNS. Each Obligor and any Subsidiary has filed all federal, state and local tax returns and other reports it is required by Applicable Law to file and has paid, or made provision for the payment of, all Charges that are due and payable, excepting any which are being Properly Contested. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

          (15) MATERIAL AGREEMENTS. Except as may be disclosed in the Material Agreement Schedule, neither Obligor nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of employees of Parent or any Subsidiary, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          (16) APPLICABLE LAW. Each Obligor and any Subsidiary has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such Applicable Law.

          (17) NOT A SURETY. Except as provided in the Financial and Contingency Schedule, neither Obligor nor any Subsidiary is obligated as surety or indemnitor under any surety or similar Bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          (18) NO DEFAULT. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Obligor's performance hereunder, constitute a Default or an Event of Default. Neither Obligor nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person.

          (19) BROKERS. Except as provided in the Financial and Contingency Schedule, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          (20) NO THREATENED TERMINATION. There exists no actual or threatened termination, cancellation or limitation of, or any material modification or change in, the business relationship between Obligor or any Subsidiary and any material supplier or any customer or group of customers whose purchases individually or in the aggregate are material to the business of Obligor or any Subsidiary, and no present condition or state of facts or circumstances will, after the consummation of the transaction contemplated herein, have a Material Adverse Effect or prevent Obligor from conducting such business in substantially the same manner in which it has heretofore been conducted.

          (21) LOCATIONS. The Location and Real Property Schedule includes a complete listing of all Collateral Locations, Capital Leases and all operating leases of Obligor and any Subsidiary.

          (22) INSURANCE. The Insurance Schedule sets forth a summary description of all policies of insurance in effect as of the Closing Date for Obligor and its Subsidiaries. Obligor and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to any of such policies. Obligor and its Subsidiaries are in compliance with all conditions contained in such policies.

          (23) BANK ACCOUNTS. The Financial and Contingency Schedule sets forth the account numbers and location of all bank accounts of Obligor as of the Closing Date.

          (24) LEWIS  ACQUISITION.    The   Lewis   Acquisition   has  been
consummated substantially in accordance with the terms of the Lewis Acquisition Agreement; Parent has become the owner of all capital stock of Lewis; and Lewis is a wholly-owned Subsidiary of Parent.

     4.2. REAFFIRMATION. Each request for a Loan made by a Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by each Obligor to Lender that there does not then exist any Default or Event of Default and
(ii) a reaffirmation as of the date of said request that all of the representations and warranties of each Obligor contained in this Agreement and the other Loan Documents are true in all material respects, except for any changes disclosed pursuant to Section 5.1(O).

     4.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each Obligor covenants, warrants and represents to Lender that all representations and warranties of such Obligor contained in this Agreement, or in any of the other Loan Documents shall be true at the time of such Obligor's execution thereof, and shall survive the execution, delivery and acceptance hereof and thereof, and the closing of the transactions described herein or related hereto.


SECTION 5.     COVENANTS AND CONTINUING AGREEMENTS

     5.1. AFFIRMATIVE  COVENANTS.   During  the term of this Agreement, and
thereafter for so long as there are any Obligations to Lender, each Obligor shall (and shall cause each of its Subsidiaries, as appropriate, to):

          (1) CHARGES. Pay and discharge all Charges prior to the date on which such Charges become delinquent or penalties attach thereto, except and to the extent only that such Charges are being Properly Contested and that, if such contest is abandoned or determined adversely to Obligor, Obligor promptly pays all such Charges and any penalties and interest payable in connection therewith. Obligor shall pay and discharge any lawful claims which, if unpaid, would become a Lien against any of Borrower's Properties, except for Permitted Liens.

          (2) TAXES. Timely file all federal, state and local tax returns and other reports which Obligor or such Subsidiary is required by Applicable Law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

          (3) TRANSACTION COSTS. Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by the Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Obligor or any other Person on behalf of Obligor, by Lender or any Participating Lender, proceeds of loans made by Lender to Obligor pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

          (4) CORPORATE EXISTENCE. Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary.

          (5) PROPERTIES. Maintain its Properties in good condition and repair, and make all necessary renewals, repairs, replacements, additions and improvements thereto.

          (6) APPLICABLE LAW. Comply with all Applicable Laws, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business which, if not complied with, obtained or kept in force, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

          (7) BOOKS AND RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          (8) INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, during normal business hours, to visit and inspect the Properties of Obligor, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Obligor's business, assets, liabilities, financial condition, business prospects and results of operations; PROVIDED that any confidential information which Lender obtains in the course of such visits, inspections, extractions and discussions shall be maintained by Lender in the same manner, and to the same extent, as Lender's own confidential information.

          (9) FINANCIAL STATEMENTS. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Parent's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

               (1) as soon as possible, but not later than one hundred twenty (120) days after the close of each Fiscal Year of Parent, unqualified audited Financial Statements of (A) each Borrower, separately, and (B) Parent and its Consolidated Subsidiaries (including each Borrower) as of the end of such Fiscal Year, in each case, on a consolidated and consolidating basis (including each Borrower), certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs); and, for purposes hereof, Arthur Andersen, which are Parent's certified public accountants on the Closing Date, are acceptable to Lender;

               (2) as soon as possible, but not later than thirty (30) days after the end of each Fiscal Month hereafter, unaudited interim Financial Statements of each Borrower and its Subsidiaries (if any) as of the end of such Fiscal Month and as of that portion of such Borrower's Fiscal Year then elapsed, on a consolidated and consolidating basis, as appropriate (including, as appropriate, income statements on a per Supply Contract basis), certified by an Authorized Officer of Parent as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of such Borrower and its Subsidiaries (if any) for such Fiscal Month and Fiscal Year to date, subject only to changes from year-end audit adjustments and except that such Financial Statements need not contain footnotes;

               (3) within thirty (30) days after then end of each Fiscal Month, a Compliance Certificate, with appropriate insertions, signed by an Authorized Officer;

               (4) as soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Parent, month-by-month Projections of Parent and its Consolidated Subsidiaries for the forthcoming Fiscal Year, including, as appropriate, income statements per each Borrower on a per Supply Contract basis;

               (5) as soon as possible, but not later than forty-five (45) days after the end of each Fiscal Quarter of Parent, unaudited interim Financial Statements of Parent and its Subsidiaries (including each Borrower) as of the end of such Fiscal Quarter and as of that portion of Parent's Fiscal Year then elapsed, certified by an Authorized Officer of Parent as prepared in accordance with GAAP and fairly presenting the consolidated and consolidating financial position and results of operations of Parent and its Subsidiaries for such Fiscal Quarter and Fiscal Year to date, subject only to changes from year-end audit adjustments, and except that such Financial Statements need not contain footnotes.

               (6) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which a Borrower or Parent makes available to its shareholders and copies of any 10-Q, 10-K or other, similar reports and any registration statements which a Borrower or Parent files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange.

               (7) promptly after the delivery thereof to Parent, all documents, instruments, certificates and notices received by Parent in connection with the Lewis Acquisition Agreement subsequent to the Closing Date, including any relative to post-closing adjustments to purchase price.

               (8) such other related data and information (financial and otherwise) as Lender, from time to time, may reasonably request.

Concurrently with the delivery of the financial statements described in clause (i) of this Section, Parent shall forward to Lender a copy of the accountants' report to Parent's management that is prepared in connection with such Financial Statements and also shall cause to be prepared and furnished to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the Financial Statements of Parent and its Consolidated Subsidiaries, either
(i)  they  are   not   aware  of  any  Default  or  Event  of  Default,  or
(ii) specifying the nature of any Default or Event of Default. Lender further shall be permitted to communicate from time to time directly with such accountants in respect of any such Financial Statements, report or certificate (whether issued or to be issued), and the contents thereof.
          (10) COLLATERAL REPORTS. Weekly, on the second (2nd) Business Day of each calendar week, or more frequently, or on a different weekday, if requested or accepted by Lender, deliver to Lender a Borrowing Base Certificate, in form satisfactory to Lender, setting forth the full calculation of each Borrower's Borrowing Base, accompanied, on a monthly basis, or more frequently, if requested by Lender, by (A) a detailed schedule of all Inventory of such Borrower, in each case, as appropriate, also compiled on a per Eligible Supply Contract basis, and segregated by Collateral Location; and (B) a detailed Schedule of all Accounts of such Borrower, as of the last Business Day of the preceding calendar month; in each case, as appropriate, also compiled, where applicable, on a per Eligible Supply Contract basis. In addition, within five (5) Business Days after the end of each Fiscal Month, each Borrower will deliver to Lender an open accounts payable listing and a report listing all new Collateral Locations (including relocations) and all closed Collateral Locations since the last such report.

          (11) PHYSICAL COUNTS OF INVENTORY. Conduct (or cause to be conducted) daily cycle counts and an annual physical inventory and test count of its Inventory (or more frequently, in each case, from and after the occurrence of any Event of Default, and during its continuance, at the direction of Lender). Each Borrower shall give Lender reasonable advance notice (but not less than one calendar week, however) of its intention to conduct each annual physical inventory and test count, and permit Lender to attend and observe such activity. In any event, each Borrower shall provide Lender with copies of each daily cycle count on a daily basis and annual physical count of Inventory. Each annual physical count shall be accompanied by such Borrower's report as to the book value of such Inventory and an analysis of the book value of such Inventory in relation to the physical count thereof.

          (12) OTHER NOTICES. Notify Lender in writing: (i) promptly after Obligor's learning thereof, of the commencement of any litigation affecting Obligor or any of its Properties, and of the institution of any administrative proceeding which may have a Material Adverse Effect;
(ii) promptly after Obligor's learning thereof, of any labor dispute to which Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) promptly after the occurrence thereof, of any Default or Event of Default; (iv) promptly after Obligor's learning thereof, of any material default by Obligor under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Obligor; (vii) promptly after the occurrence thereof, of any default by any obligor under a note or other evidence of Indebtedness payable to Obligor; and (vii) promptly after the rendition thereof, of any judgment rendered against Obligor or any of its Subsidiaries. Obligor shall provide written notice to Lender of (1) all jurisdictions in which Obligor or any Subsidiary becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued Capital Stock or other equity interests of Obligor or any Subsidiary or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by Obligor or any Subsidiary after the Closing Date, (presuming a consent is obtained in respect thereof pursuant hereto), such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

          (13) DEBT SUBORDINATION. If and to the extent that any one Obligor is now or hereafter becomes indebted to any other Obligor, for Money Borrowed, including in respect of any loans or advances between or among Obligors with the proceeds of any Loans obtained pursuant hereto, all rights of payment and claim for all of such Indebtedness and any future advances thereon shall be subject, inferior and subordinate to the full and final payment and performance of the Obligations, and no Obligor shall exercise any right or remedy to enforce the payment of such Indebtedness unless and except to the extent expressly permitted by Lender.

          (14) FURTHER ASSURANCES. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

          (15) SUPPLEMENTED SCHEDULES. As soon as practicable after Obligor becomes aware thereof, but in any event concurrently with delivery by Obligor of the monthly financial statements required to be delivered by
Section 5.1(I)(ii), supplement in writing and deliver to Lender revisions of the Schedules, to the extent necessary to disclose new or changed facts or circumstances occurring within any Fiscal Month after the Closing Date in respect of any material data set forth in, or which are the subject of, any such Schedules; PROVIDED that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed therein.

          (16) INSURANCE. In addition to the insurance required herein with respect to the Collateral, maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability insurance) and in such amounts as is customary in the business or as otherwise reasonably required by Lender.

          (17) INTEREST RATE AGREEMENT. By not later than thirty (30) days after the Closing Date, Parent shall have obtained, and at all times thereafter during the term of this Agreement Parent shall maintain, an Interest Rate Agreement for at least Eight Million Dollars ($8,000,000) in Indebtedness for Money Borrowed from a Person affiliated with, or otherwise approved by, Lender, on such terms and conditions (including notional rate of interest, term and price) as shall be acceptable to Lender.

     5.2. NEGATIVE  COVENANTS.   During  the  term  of this Agreement,  and
thereafter for so long as there are any Obligations owing to Lender, Obligor shall not (and shall not permit any Subsidiary to):

          (1) MERGER. Merge or consolidate with any Person; or acquire all or any substantial part of the Properties of any Person.

          (2) LOANS. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, any Affiliates, officers or employees, except that loans and advances made by Parent to any Borrower or by any Borrower to another Borrower, to the extent constituting Permitted Indebtedness as and when incurred by such Persons, shall be permitted hereunder.

          (3) INDEBTEDNESS. Create, incur, assume, or suffer to exist, any Indebtedness, except Permitted Indebtedness, or any Contingent Obligation, except by endorsement of instruments or items of payment for deposit or collection in the ordinary course of its business.

          (4) AFFILIATES. Enter into, or be a party to any transaction with any Affiliate or stockholder, officer or employee, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder, officer or employee of Obligor or such Subsidiary.

          (5)  PARTNERSHIPS.   Become  or  agree  to  become  a  general or
limited partner in any general or limited partnership or a joint venturer in any joint venture.

          (6) MATERIAL CONTRACTS. Enter into any transaction which materially and adversely affects or may materially and adversely affect the Collateral or Obligor's ability to repay any Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which is to be reflected in the Schedules of Accounts submitted to Lender as required herein.

          (7)  LIENS.   Create  or suffer to exist any Lien upon any of its
Property, income or profits, whether now owned or hereafter acquired, except Permitted Liens.

          (8) SUBORDINATED DEBT. Make any payment (whether of principal, interest, premium or otherwise) on any Subordinated Debt unless and except to the extent, if any, expressly permitted by the terms of subordination governing such Subordinated Debt; or, in any event, make any prepayment of any part or all of any Subordinated Debt, or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

          (9) DISTRIBUTIONS. Declare or make any Distributions; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred or otherwise would be caused thereby, (i) Borrowers, collectively, may make cash Distributions to Parent of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), in the aggregate, in each Fiscal Year, in respect of management fees; and (ii) Parent may make payments on Subordinated Debt, if and to the extent then expressly permitted to be made by the terms of subordination governing such Subordinated Debt and the terms of this Agreement.

          (10) SUBSIDIARIES. Create any Subsidiary or divest itself of any assets by transferring them to any Subsidiary.

          (11) PLACE OF BUSINESS. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, to any locations other than those at which the same are presently kept or maintained, as set forth on the Location and Real Property Schedule, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

          (12) BUSINESS  PURPOSES.  Enter into any new business or make any
material  change  in  any  of   Obligor's   or  any  Subsidiary's  business
objectives, purposes and operations.

          (13) SALE OF ASSETS. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, EXCEPT (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to an Obligor by a Subsidiary or (iii) any other dispositions expressly authorized by this Agreement; PROVIDED, HOWEVER, that the foregoing restriction is not to apply,  for  so  long  as  no  Default  or  Event  of  Default  exists,  to
(i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is more, of Ten Thousand Dollars ($10,000) or less, provided that all Net Proceeds thereof are remitted to Lender for application to the Obligations, (ii) dispositions of obsolete Equipment, provided that all Net Proceeds are remitted to Lender for application to the Obligations, or
(iii) replacements of Equipment that is substantially worn or damaged with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced and the replacement Equipment is to be free and clear of Liens (except for Permitted Liens that are not Purchase Money Liens), Obligor shall give Lender at least five (5) Business Days prior written notice of such disposition and Obligor shall turn over to Lender all Net Proceeds realized from any such disposition.

          (14) CORPORATE NAME. Use any corporate name (other than its own) or any fictitious name, trade style or "d/b/a" except for any names disclosed on the Corporate Information Schedule.

          (15) MARGIN SECURITY. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender is to have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause the Agreement to violate Regulations G or U or any other regulation of the Board of Governors then in effect.

          (16) RESTRICTED   INVESTMENT.    Make   or  have  any  Restricted
Investment.

          (17) BANK ACCOUNTS; COMMINGLING. Establish any deposit accounts for the deposit of any Proceeds of Collateral not expressly contemplated herein or commingle any funds not constituting Proceeds of Collateral in any deposit account established pursuant hereto for the depositing of Proceeds of Collateral.

          (18) FISCAL   YEAR.   Change  its  Fiscal  Year,  or  permit  any
Subsidiary to have a Fiscal Year different from that of Parent.

          (19) CAPITAL STOCK. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

          (20) CONSOLIDATED TAX RETURN. File or consent to the filing of any consolidated income tax return with any Person other than Parent or a Subsidiary.

     5.3. FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations owing to Lender, Parent shall, for Parent and its Consolidated Subsidiaries:

          (1)  TANGIBLE  NET  WORTH.   Maintain a Tangible Net Worth of not
less  than  the  amount  shown  below  at  all   times  during  the  period
corresponding thereto (measured monthly at the end of each Fiscal Month):

          PERIOD                             AMOUNT

     Closing Date through June 30, 1998    $2,250,000

     July 1, 1997 through June 30, 1999    $2,550,000

     From and after July 1, 1999           $2,850,000

it being understood and agreed that the foregoing amounts shall be subject to change based on the actual Tangible Net Worth of Parent and its Consolidated Subsidiaries as of June 30, 1997, as reflected on, or determined from, Parent's audited financial statements for such Fiscal Year. That is, the initial amount of coverage set forth hereinabove ($2,250,000) shall be adjusted (up or down) to that amount which is $175,000 less than actual Tangible Net Worth as of June 30, 1997, as so determined, but in any event not less than $2,000,000, and each succeeding amount set forth hereinabove likewise shall be adjusted (up or down) accordingly.

          (2) DEBT SERVICE COVERAGE. Maintain a Debt Service Coverage of not less 1.10:1 (measured monthly at the end of each Fiscal Month).

          (3) CAPITAL EXPENDITURES. Limit the aggregate amount of all Capital Expenditures (including without limitation, Capital Leases) of Parent and its Consolidated Subsidiaries to not more than Six Hundred Thousand Dollars ($600,000) during any Fiscal Year of Parent.

SECTION 6.     COLLATERAL

     6.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in, security title to and Lien upon all the Collateral of such Borrower.

     6.2. REPRESENTATIONS,   WARRANTIES   AND   COVENANTS   --   COLLATERAL
GENERALLY.   To  induce  Lender to enter into this Agreement, each Borrower represents and warrants to, and covenants with, Lender as follows:

          (1) The Collateral is now and will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

          (2) The Liens granted to Lender are to be first and prior Liens on the Collateral. No further action need be taken to perfect the Liens granted to Lender, other than the filing of financing statements and continuation statements under the Code or other Applicable Law, continued possession by Lender of that portion of the Collateral constituting Instruments or Documents and the processing of Lien notations on motor vehicle title certificates.

          (3) All goods evidenced by the Collateral constituting Chattel Paper, Documents or Instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien.

     6.3. LIEN PERFECTION. Each Borrower agrees to execute financing statements provided for by the Code or other Applicable Law together with any and all other instruments, assignments or documents and is to take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral, including, without limitation, the execution at Lender's request of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by Applicable Law, each Borrower hereby authorizes Lender to execute and file any such financing statement on each Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement is to be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     6.4. LOCATION OF COLLATERAL. All tangible Collateral, other than Inventory in transit and motor vehicles and any Collateral in possession of Lender, will at all times be kept by each Borrower at one or more of the Collateral Locations set forth in the Location and Real Property Schedule and, unless otherwise approved by Lender, shall not be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on the Location and Real Property Schedule if (i) a Borrower gives Lender written notice of the new storage location at least sixty (60) days prior to storing Inventory at such location, (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) the Borrower's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is not in any way restricted, (iv) the owner of such premises executes a Lien Waiver and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; and (C) removals in connection with dispositions of Equipment that are authorized herein.

     6.5. INSURANCE OF COLLATERAL. Each Borrower shall maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as is to be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Each Borrower is to deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender is not to be impaired or invalidated by any act or neglect of a Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If a Borrower fails to provide and pay for such insurance, Lender may, at such Borrower's expense, procure the same, but is not to be required to do so. In addition to the insurance required herein with respect to the Collateral, each Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise shall be reasonably required by Lender.

     6.6. PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping Collateral (including, without limitation, all rent payable by a Borrower to any landlord of any premises where any of the Collateral may be located), and any and all Charges are to be borne and paid by such Borrower. All sums paid or incurred by Lender in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, are to be considered Obligations, secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of such Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at such Borrower's sole risk.

     6.7. SPECIAL PROVISIONS RELATING TO ACCOUNTS.

          (1) REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower or any Authorized Officer on its behalf, whether hereunder or under any other Loan Document, with respect to any Account or Accounts. With respect to each Account, each Borrower represents and warrants: (i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;
(ii) it arose out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor; (iii) to Borrower's knowledge, the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed, (iv) to Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account; (v) the Account is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender; (vi) to Borrower's knowledge, at the time of sale, such Account, and Lender's security interest therein, was not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and was not contingent in any respect or for any reason, and there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto; and (vii) Borrower has made no agreement with any Account Debtor for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto.

          (2) ADMINISTRATION OF ACCOUNTS. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. Each Borrower shall promptly report any discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts. Each Borrower shall provide Lender with written notice of any amounts in excess of Fifty Thousand Dollars ($50,000) in dispute between such Borrower and an Account Debtor, explaining in detail the reason for such dispute, all claims related thereto and the specific amount in controversy. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender may pay the amount thereof to the proper taxing authority for the account of such Borrower and charge the Loan Account therefor. Each Borrower is to notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender is to have the right to retain the full proceeds of the Account and is not to be liable for any taxes to any governmental taxing authority that may be due by such Borrower by reason of the sale and delivery creating the Account. Any of Lender's officers, employees or agents are to have the right, at any time, in the name of Lender or any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise. Each Borrower is to cooperate fully with Lender to facilitate any such verification process.

          (3) COLLECTION OF ACCOUNTS. Each Borrower shall deposit all proceeds of the Collateral, including, without limitation, all remittances received by Borrower on account of Accounts, or cause the same to be deposited in kind in a Dominion Account pursuant to a Bank Agency Agreement. Each Borrower shall issue to any such bank, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account are immediately to become the property of Lender and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          (4) GOVERNMENTAL ACCOUNTS. If any of the Accounts, the face value of which exceeds One Thousand Dollars ($1,000) of any Borrower, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, each Borrower shall promptly notify Lender thereof in writing and is to execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act or any other Applicable Law.

     6.8. SPECIAL PROVISIONS RELATING TO INVENTORY.

          (1) REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to Inventory, each Borrower represents and warrants to Lender that Lender may rely on all statements and representations made by Borrower or any Authorized Officer on its behalf, whether hereunder or under any other Loan Document, with respect to any Inventory and that: (i) all Inventory is presently and will continue to be located at Borrower's places of business listed in the Location and Real Property Schedule and will not be removed therefrom except as authorized by this Agreement; and (ii) no Inventory is or will be produced in violation of the Fair Labor Standards Act or any other Applicable Law.

          (2) RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to a Borrower the shipment of which generated a then Eligible Account obligating such Account Debtor in excess of Fifty Thousand Dollars ($50,000), Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

     6.9. SPECIAL PROVISIONS RELATING TO SUPPLY CONTRACTS. With respect to any Supply Contracts of a Borrower, such Borrower represents, warrants and covenants to and with Lender that: (i) the Supply Contracts listed on the Supply Contracts Schedule are the only Supply Contracts existing on the Closing Date; (ii) true, correct and complete copies of such existing Supply Contracts (including any supplements, additions, modifications and amendments thereto) are attached to the Supply Contracts Schedule; (iii) any Supply Contracts which Borrower proposes to enter into subsequent to the Closing Date and be considered as Eligible Supply Contracts hereunder shall be submitted to Lender for its review and prior approval of all terms thereof, including particularly all terms relating to Lender's rights therein and compliance with all terms of this Agreement relevant thereto;
(iv) promptly upon their receipt or delivery by Borrower, Borrower shall deliver to Lender copies of any notices concerning any Eligible Supply Contract issued by either party thereto in respect of any actual or proposed supplement, addition, modification, amendment, termination, revocation, rescission or cancellation thereof, or of any portion thereof;
(v) Borrower shall not enter into, consent to or acquiesce in, any supplement, addition, modification or amendment to any Eligible Supply Contract (whether existing at or subsequent to the Closing Date), or any waiver of any terms thereof, nor shall Borrower institute, consent to, or acquiesce in, any termination, revocation, rescission or cancellation of any such Eligible Supply Contract, or portion thereof, except, in each case after its review and prior approval by Lender.

SECTION 7.     EVENTS OF DEFAULT AND REMEDIES ON DEFAULT

     7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following conditions or events is to constitute an "Event of Default," whatever the reason for such event or condition and whether it be voluntary or involuntary, or within or without the control of Borrower, any Guarantor or any Subsidiary, or be effected by operation of law or pursuant to any order or judgment of a court or otherwise:

          (1) NON-PAYMENT. Any Obligor fails to pay any of the following Obligations, including, without limitation, any installment of principal or interest owing on any Revolver Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          (2) MISREPRESENTATION. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of any Obligor or any Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

          (3) COVENANTS. Any Obligor fails or neglect to perform, keep or observe (i) any covenants to comply with Applicable Law or furnish financial information as provided herein, or any of the covenants set forth in Sections 5.2, 5.3 or Article 6 or (ii) any other covenant contained in this Agreement (not dealt with specifically elsewhere in this Section) and the breach of such other covenant covered by this clause (ii) is not cured to Lender's satisfaction within ten (10) days after the sooner to occur of an Obligor's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of an Obligor.

          (4) LOAN DOCUMENTS. Any event of default occurs under, or default by any Obligor in the performance or observance of any term, condition or agreement contained in, any of the other Loan Documents and such default continues beyond any applicable period of grace.

          (5) CROSS-DEFAULT. Any default or event of default occurs on the part of any Obligor (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which such Obligor is a party or by which Obligor or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          (6) MATERIAL LOSS. There occurs any material loss, theft, damage or destruction not fully covered by insurance, or any sale, lease or encumbrance or any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon, except in all cases as may be specifically permitted by other provisions of this Agreement.

          (7) SOLVENCY. Any Obligor or Guarantor ceases to be Solvent or suffers the appointment of a receiver, trustee, custodian or similar fiduciary, or makes an assignment for the benefit of creditors, or any petition for an order for relief is filed by or against any Obligor or
Guarantor  under  the  Bankruptcy  Code  (if  against  any  Guarantor,  the continuation of such proceeding for more than sixty (60) days), or any Obligor or Guarantor makes any offer of settlement, extension or composition to their respective unsecured creditors generally, or any motion, complaint or other pleading is filed in any bankruptcy case of any Person other than such Obligor or Guarantor and such motion, complaint or pleading seeks the consolidation of such Obligor's assets and liabilities with the assets and liabilities of such Persons.

          (8) CESSATION OF BUSINESS. Any Eligible Supply Contract is terminated, cancelled, revoked or rescinded, in whole or in any material part; a cessation of a substantial part of the business of an Obligor for a period which significantly affects such Obligor's capacity to continue its business on a profitable basis occurs; or any Obligor suffers the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which such Obligor leases, uses or occupies any Property necessary to its continued compliance with the requirements of any Eligible Supply Contract is canceled or terminated prior to the expiration of its stated term; or all, any material part, of the Collateral is taken through confiscation, condemnation or other, similar action of Governmental Authority or the value of such Property is materially impaired thereby.

          (9) CHANGE OF CONTROL. Either (i) the Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding Voting Stock of each Borrower; or (ii) fifty percent (50%) or more of the Voting Stock of Parent is owned or controlled by any Person (or group of Persons acting in concert) which is not a shareholder of Parent on the Closing Date.

          (10) CONTEST OF LOAN DOCUMENTS. Any Obligor or Guarantor, or any Affiliate of either, challenges or contests in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          (11) GUARANTY.   Any  Guarantor revokes or attempts to revoke the
Guaranty Agreement signed by such Guarantor, or repudiates such Guarantor's liability thereunder or becomes in default under the terms thereof.

          (12) MONEY JUDGMENT. Any money judgment, writ of attachment or similar process is entered or filed against any Obligor in the amount of One Hundred Thousand Dollars ($100,000) or more or any of its Property which results in the creation or imposition of any Lien that is not a Permitted Lien.

     7.2. ACCELERATION OF THE OBLIGATIONS. Upon the occurrence of any Event of Default described in Section 7.1(G), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Obligors declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon.

     7.3. OTHER REMEDIES. Upon or at any time after the occurrence of an Event of Default, Lender may exercise from time to time the following rights and remedies:

          (1)  TERMINATE.   The right to terminate  the  Revolver  Facility
without further notice to Obligors.

          (2) NOTIFY ACCOUNT DEBTORS. The right to notify all Persons in any way liable on any Accounts, Instruments or Chattel Paper to make remittances to Lender of all sums due or to become due thereon and to collect and enforce payment of all Accounts, Instruments and Chattel Paper directly from the Persons liable thereon, by legal proceedings or otherwise, and generally exercise all of each Borrower's rights and remedies with respect to the collection of the Accounts.

          (3) REPOSSESSION. The right (i) to take immediate possession of the Inventory and Equipment, or alternatively to require each Borrower to assemble the Inventory and Equipment, at such Borrower's expense, and make it available to Lender at a place designated by Lender that is reasonably convenient to both parties, and (ii) to enter any of the premises of a Borrower or wherever any of the Inventory or Equipment is located, and to keep and store the same on said premises until sold (and if said premises be the Property of a Borrower, such Borrower agrees not to charge Lender for storage thereof).

          (4) ELIGIBLE SUPPLY CONTRACT. The right to exercise any right or remedy accorded to Lender under any Eligible Supply Contract, including the right to require that such contract be terminated and that the customer of a Borrower thereunder purchase Inventory identified to said contract in connection therewith.

          (5) DISPOSE OF COLLATERAL. With respect to any or all of the Collateral, the right to sell or otherwise dispose of all or any of such Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Ten
(10) days written notice to Obligors of any public or private sale or other disposition of any such Collateral shall be reasonable notice thereof; PROVIDED, HOWEVER, that no notice of Lender's intended disposition of such Collateral shall be required with respect to any portion of such Collateral that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, nor is any such notice to be required hereunder if not otherwise required under Applicable Law. Lender shall have the right to conduct such sales on an Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of any such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of any such Collateral at public or, if permitted by applicable law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

          (6) SETOFF. The right at any time or times, to the fullest extent permitted by Applicable Law and without notice to any Obligor, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of such Obligor or any Guarantor against any and all of the Obligations, if and to the extent then due.

          (7)  OTHER  RIGHTS.   All of the rights and remedies of a secured
party under the Code or under other Applicable Law and all other legal and equitable rights to which Lender may be entitled.

     7.4. LICENSE TO USE. Lender is hereby further granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property or a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each Borrower's rights and under all licenses and all franchise agreements are to inure to Lender's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency arises, each Obligor and Guarantor will remain jointly and severally liable to Lender therefor.

     7.5. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Obligor contained in this Agreement and the other Loan Documents, or in any other agreement between Lender and an Obligor, heretofore, concurrently, or hereafter entered into, are to be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Obligor herein contained.


SECTION 8.     MISCELLANEOUS

     8.1. POWER OF ATTORNEY. Each Obligor hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Obligor's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Obligor and in either such Obligor's or Lender's name, but at the cost and expense of
Obligor:

          (1) At any time, endorse Obligor's name on any checks, Revolving Notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of Collateral which come into the possession of Lender or under Lender's control; and

          (2) At such time or times upon or after the occurrence of, and during the continuation of, any Event of Default: (i) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (ii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (iv) prepare, file and sign Obligor's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (v) receive, open and dispose of all mail addressed to borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vi) endorse the name of Obligor upon any of the items of payment or proceeds relating to any Collateral and deposit the same  to  the  account  of  Lender  for  application  to  the  obligations;
(vii) endorse the name of Obligor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral;
(viii) use Obligor's stationery and sign the name of Obligor to verifications of the Accounts and notices thereof to Account Debtors;
(ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Obligor has access; (x) make and adjust claims under policies of insurance; and (xi) do all other acts and things necessary, in Lender's determination, to fulfill Obligor's obligations under this Agreement or any of the other Loan Documents.

     8.2. INDEMNITY. Each Obligor hereby indemnifies Lender and agrees to hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of such Obligor's failure to observe, perform or discharge such Obligor's duties hereunder. Without limiting the generality of the foregoing, this indemnity is to extend to any claims asserted against Lender by any Person under any Environmental Laws. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including, without limitation, any intangibles tax, stamp tax, recording tax or franchise tax) are payable by Lender, any Obligor or any Guarantor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, each Obligor will pay (or will promptly reimburse Lender for the payment of) all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Notwithstanding any contrary provision of this Agreement, any obligation of an Obligor under this Agreement to indemnify Lender for any expense or liability incurred by Lender (i) shall survive the payment in full of the Obligations and the termination of this Agreement; and (ii) shall not extend to or include any such expense or liability incurred by Lender as a direct result of its gross negligence or wilful misconduct.

     8.3. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by each Obligor and Lender. An Obligor may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including such Obligor's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Lender shall have the right to sell, assign, transfer or otherwise dispose of its right, title, interests. remedies, powers and duties hereunder and under any other Loan Documents, or to sell participation interests therein, at any time or from time to time, without first giving notice to, or obtaining the prior written consent of, Obligor, so long as (i) Lender retains at least a majority in interest in the rights, titles, interests, remedies, power and duties so conveyed, (ii) the Participating Lender is a Permitted Assignee (as hereinafter defined) and (iii) upon receiving such sale, assignment or participation, the Participating Lender becomes subject to the same terms, covenants and conditions as to which Lender is then subject hereunder, to the extent of sale, assignment or participation. As used herein, the term "ELIGIBLE ASSIGNEE" shall mean: (i) North Carolina Bank, Depository Bank or any other affiliate of Lender; (ii) any national bank or state-chartered bank domiciled in the United States of America, or any affiliate thereof, having total assets of at least $1,000,000,000; or (iii) any other Person(s) to which an Obligor shall have consented in writing at any time. In the event of any such participation, sale, assignment, transfer or other disposition, Lender is authorized to provide to each Participating Lender, assignee or transferee all information in Lender's possession regarding each Obligor and the Collateral. In the case of any such assignment, the Person receiving such assignment, shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an original Lender hereunder, and Lender shall be relieved of its obligations hereunder with respect to its assigned portion thereof. Each Obligor hereby acknowledges and agrees that any such assignment will give rise to a direct obligation of such Obligor to the Person receiving such assignment and that such Person, upon such assignment becoming effective, shall be considered to be a "Lender" or the "Lender" for all purposes of this Agreement and the Loan Documents.

     8.4. REIMBURSEMENT OF EXPENSES. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents or any amendment of or modification of this Agreement or any of the other Loan Documents; (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) periodic audits and appraisals performed by Lender; (D) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Obligor or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Obligor's affairs; (E) any attempt to enforce any rights or remedies of Lender or any Participating Lender against any Obligor, any Guarantor or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (F) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section are to be payable, on demand, by such Obligor to Lender or to such Participating Lender, as the case may be and are to be additional obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; costs and expenses incurred by Lender's loan administration staff, audit staff and appraisal staff; court reporter fees, costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Each Obligor acknowledges and agrees that legal counsel to Lender does not represent any Obligor as Obligor's attorney, that each Obligor has retained counsel of its own choice and has not and will not rely upon any advice from Lender's counsel and that each Obligor's reimbursement of expenses pursuant to this Agreement (even if effected by payment directly by such Obligor to Lender's counsel) shall not be deemed to establish an attorney-client relationship between Obligor and Lender's counsel.

     8.5. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by an Obligor of any provision of this Agreement or any Loan Document is not to waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any of the other Loan Documents is not to suspend, waive or affect any other Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Obligor contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or any of the other Loan Documents are to be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Obligors. Lender may, by written notice to Obligors, at any time and from time to time, waive any Default or any Event of Default and its consequences, but any such waivers are to be for such period and subject to such conditions as are to be specified in any such notice. In the case of any such waiver, each such Obligor and Lender are to be restored to their former positions and rights hereunder and under the other Loan Documents and any Default or Event of Default so waived is to be deemed to be cured and not continuing during the period specified in such written notice. No such waiver is to extend to any subsequent or other Default or Event of Default or impair any right or remedy consequent thereon.

     8.6. SEVERABILITY. Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is to be prohibited by or invalid under Applicable Law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.7. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents are to be binding upon and inure to the benefit of the successors and assigns of Obligor and Lender. This provision, however, is not to be deemed to permit Obligor to sell, assign or transfer this Agreement or any of the other Loan Documents.

     8.8. CUMULATIVE  EFFECT.   The provisions of the Other Agreements  and
the  Security  Documents  are  cumulative   with  the  provisions  of  this
Agreement.

     8.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered are to be deemed to be an original and all of which counterparts taken together are to constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it is not to be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

     8.10. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted before 4:00 p.m. (Charlotte time)  on  a  Business Day or, if not, on the next succeeding Business Day;
(c) if delivered by overnight courier, two (2) Business Days after delivery to such courier properly addressed; or (d) if by U.S. Mail, five (5) Business Days after depositing in the United States mail, by certified mail, return receipt requested, with postage prepaid and properly addressed. Notices shall be addressed care of the addresses of each Obligor and Lender set forth below or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given. Any notice given to Parent by Lender shall be deemed to be notice given to each other Obligor simultaneously.

     8.11. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender is authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other manner.

     8.12. TIME OF ESSENCE. Time is of the essence in this Agreement, the Other Agreements and the Security Documents.

     8.13. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Without limitation of the foregoing, this Agreement constitutes an amendment and restatement in its entirety of, but not a novation of, the Titan Loan
Agreement. Notwithstanding the foregoing, however, nothing contained herein is intended to abrogate, or alter, any "Loan Documents" (as that term is defined in the Titan Loan Agreement) heretofore executed and/or delivered pursuant to the Titan Loan Agreement, all of which shall be and remain in full force and effect except only as otherwise expressly amended, restated, superseded or replaced by one or more of the Loan Documents executed and/or delivered in connection herewith.

     8.14. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents is to be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     8.15. MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets or securities in favor of any Obligor or Guarantor or any other Person or against or in payment of any or all of the obligations. To the extent that any Obligor makes a payment or payments to Lender, or Lender enforces its security interest or exercises its rights or setoff, and such payment or payments for the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, are to be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     8.16. CONSTRUCTION. Lender and each Obligor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Lender and Obligor.

     8.17. GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, ALL OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     8.18. WAIVER OF JURY TRIAL. IF AND TO THE EXTENT THEN PERMITTED BY APPLICABLE LAW AT THE TIME OF THE COMMENCEMENT THEREOF, EACH OBLIGOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREUNDER. BORROWER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OBLIGOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OBLIGOR AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR ANY LETTERS OF CREDIT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     8.19. ARBITRATION AND PRESERVATION OF REMEDIES. WITHOUT IN ANY WAY LIMITING ANY PROVISIONS OF THE FOREGOING SECTION 8.17, UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL ACTION, ANY DISPUTE, CLAIM OR CONTROVERSY ("DISPUTES") ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. ARBITRATION SHALL BE CONDUCTED UNDER THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION AND TITLE 9 OF THE U.S. CODE. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN ATLANTA, GEORGIA OR ANY PLACE AGREED TO IN WRITING BY THE PARTIES. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN ONE MILLION DOLLARS ($1,000,000). ALL APPLICABLE STATUTES OF LIMITATION SHALL APPLY TO ANY DISPUTE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PANEL FROM WHICH ALL ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATTORNEYS. THE SINGLE ARBITRATOR SELECTED FOR EXPEDITED PROCEDURE SHALL BE A RETIRED JUDGE FROM THE HIGHEST COURT OF GENERAL JURISDICTION, STATE OR FEDERAL, OF THE STATE WHERE THE HEARING WILL BE CONDUCTED. THE ARBITRATORS SHALL BE APPOINTED AS PROVIDED IN THE ARBITRATION RULES. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISION, EACH PARTY HERETO HEREBY PRESERVES CERTAIN REMEDIES THAT ANY PARTY HERETO MAY EXERCISE FREELY, EITHER ALONE OR DURING A DISPUTE. ANY PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE GRANTED IN THE LOAN DOCUMENTS OR UNDER APPLICABLE LAW, (II) ALL RIGHTS OF SELF HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY, AND (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT AND APPOINTMENT OF RECEIVER. PRESERVATION OF THESE REMEDIES DOES NOT LIMIT THE POWER OF AN ARBITRATOR TO GRANT SIMILAR REMEDIES THAT MAY BE REQUESTED BY A PARTY IN A DISPUTE. EACH PARTY HERETO AGREES THAT IT SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST RATE AGREEMENTS.

     8.20. PUBLICITY. Each Obligor authorizes Lender to publicize and place "tombstone" advertisements with respect to the financing arrangements set forth in this Agreement and the transactions contemplated hereby, PROVIDED that, to the extent that an Obligor's identity or that of any customer of an Obligor is being disclosed therein, Lender first shall have reviewed such advertisements with such Obligor and obtained its prior written consent thereto.

     8.21. EFFECTIVENESS. This Agreement and each Loan Document shall become effective upon the execution of a counterpart hereof and thereof by each of the parties hereto, and the delivery thereof to Lender in Atlanta, Georgia.

     8.22. SOLE BENEFIT. The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto, and may be relied upon only by such parties.

     8.23. CERTAIN WAIVERS BY OBLIGORS. To the fullest extent permitted by Applicable Law, each Obligor waives (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which an Obligor may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard (ii) notice prior to Lender's taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession;
(iii)  the  benefit  of  all  valuation,  appraisement and exemption  laws;
(iv) any right any Obligor may have upon payment in full of the obligations to require Lender to terminate its security interest in the Collateral or in any other Property of any Obligor until the execution by such Obligor, and by any Person whose loans to Obligor are used in whole or in part to satisfy the Obligations, of an agreement indemnifying Lender from any loss or damage which Lender may incur as the result of dishonored checks or other items of payment received by Lender from Obligor or any Account
Debtor and applied to the Obligations; and (v) notice of Lender's acceptance hereof.

     8.24. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     8.25. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Revolver Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Revolver Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     8.26. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.27. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty on the part of Lender to any Obligor.

     8.28. LIMITATION OF LENDER'S LIABILITY. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Obligor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Obligor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     8.29. NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of such Obligor's shareholders or to any other Person.

     8.30. MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or any of the other Loan Documents, the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest are not to exceed the Maximum Rate under Applicable Law. No agreement, condition, provision or stipulation contained in this Agreement or any of the other Loan Documents or the exercise by Lender of any right or option whatsoever contained therein, or the prepayment by any Obligor of any of the Obligations, or the occurrence of any contingency whatsoever, is to entitle Lender to charge or receive or to obligate any Obligor to pay, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (referred to herein collectively as "INTEREST") in excess of the Maximum Rate. Each Obligor acknowledges and stipulates that any Interest charged or received in excess of the Maximum Rate ("EXCESS") is to be the result of an accident and bona fide error and that, with fluctuations in the rates of interest set forth in this Agreement and the Maximum Rate, such an unintentional result could inadvertently occur. To the extent received, any Excess shall be applied first to reduce the principal Obligations and the balance, if any, returned to such Obligor, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. The credit or return of any Excess shall constitute the acceptance by each Obligor of such Excess, and Obligor is to seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For purposes of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from an Obligor in connection with any of the Loan Documents, to the extent permitted by Applicable Law, is to be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Each Obligor and Lender, to the maximum extent permitted under Applicable Law, will (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section are to be deemed to be incorporated into every Loan Document, whether or not any provision of this
Section is specifically referred to therein.

     8.31. NATURE OF OBLIGOR'S LIABILITY. The liability of each Obligor hereunder and under each other Loan Document to which it is party shall, unless otherwise expressly provided therein or limited thereby, be joint and several with each other Obligor party thereto. Without limitation of the foregoing, in the case of Parent, by virtue of the foregoing and its Guaranty, the Obligations shall constitute "Senior Indebtedness" (as that term is used in all existing Subordinated Debt of Parent) of Parent.

     8.32. PARENT AS AGENT. Each Borrower hereby nominates and appoints Parent, irrevocably for the term of this Agreement, to act as its agent, attorney-in-fact and legal representative in all matters pertaining to this Agreement and the other Loan Documents. Without limitation of the foregoing, each Borrower authorizes and directs Parent, on behalf of such Borrower, to execute and/or deliver to Lender any certificates, instruments and other Loan Documents executed and/or required to be delivered to Lender pursuant hereto.

SECTION 9.     CONDITIONS PRECEDENT

     The obligations of Lender to make Loans are subject to satisfaction of all of the applicable conditions precedent set forth below.

     9.1. CONDITIONS TO INITIAL LOANS. The obligations of Lender to make the initial Loan is in addition to the conditions precedent specified in
Section 9.2, subject to the prior or concurrent satisfaction of the conditions set forth below.

          (1)  FINANCIAL STATEMENTS.  Parent shall have delivered to Lender
(i) its interim Financial Statements for the Fiscal Quarter ended March 31, 1997, (ii) its 10-Q report for the Fiscal Quarter ended March 31, 1997 and
(iii) its Projections, on a month-to-month basis, for its current Fiscal Year, and Lender shall be satisfied in all respects therewith.

          (2) EVIDENCE OF PERFECTION AND PRIORITY OF LIENS. Lender shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected first priority security interests and Liens, and that there are no other Liens upon any Collateral, except for Permitted Liens.

          (3) NO LABOR DISPUTES. Lender shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of Borrower.

          (4) COMPLIANCE WITH LAWS AND OTHER AGREEMENTS. Lender shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law or agreement binding upon any Obligor.

          (5) NO MATERIAL ADVERSE CHANGE. No material adverse change in the financial condition of any Obligor or the quality or value of any Collateral shall have occurred since the date of the last audited financial statement of Obligors described in the Financial and Contingency Schedule.

          (6) LOAN DOCUMENTS. On or before the Closing Date, Obligors shall have delivered, or caused to have been delivered, to Lender the documents listed on the Closing Documents Schedule, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender.

          (7)  LEWIS  ACQUISITION.  Prior to  closing,  Lender  shall  have received, reviewed and approved the terms of the Lewis Acquisition Agreement, including all disclosure schedules attached thereto or required to be delivered thereby, together with a copy of the audited financial statements of Lewis for its fiscal year ended January 31, 1997. At closing, Lender shall have received evidence satisfactory to it that: (i) the Lewis Acquisition has been consummated substantially in accordance with the terms of the Lewis Acquisition Agreement, as received, reviewed and approved by Lender; (ii) not less than Two Million Dollars ($2,000,000), in cash equity, has been contributed by Parent to finance the Lewis Acquisition; (iii) not less than Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) in Subordinated Debt shall have been issued by Parent to the shareholders of Lewis to finance the Lewis Acquisition; and (iv) not less than One Million Dollars ($1,000,000) of the obligations due Michael S. Burnham, Jr. in connection with the Lewis Acquisition shall have been satisfied by the issuance of capital stock of Parent.

          (8) ORIGINATION FEE. Lender shall have received from Parent a loan origination fee of One Hundred Thousand Dollars ($100,000), less any portion thereof theretofore paid by Parent to Lender to induce Lender to issue its financing commitment hereunder.

     9.2. CONDITIONS TO ALL LOANS.   The  obligations of Lender to make any
Loan on each Funding Date are subject to the further conditions precedent set forth below.

          (1)  NOTICE  OF  BORROWING.   Lender  shall  have  received,   in
accordance with the provisions of subsection 2.1, a Notice of Borrowing.

          (2) REPRESENTATIONS STILL TRUE. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the funding date to the same extent as though made on and as of the Closing Date, except for any representation or warranty limited by its terms to a specific date and taking into account any updates to the Schedules or Exhibits and any events which would cause any such representations and warranties no longer to be true, correct or complete, in each case as disclosed in writing by an Obligor to Lender after the Closing Date, and, if not consistent with the covenants corresponding thereto, approved by Lender.

          (3)  NO  SUSPENSION   OR   TERMINATION   OF   COMMITMENTS.    The
commitment(s) of Lender shall not have been suspended or terminated pursuant to the operation of Section 7.2.

          (4) NO RESTRAINING ORDER. Lender shall not have received notice or knowledge of any pending or threatened order, judgment or decree of any court, arbitrator or Governmental Authority which purports to enjoin or restrain Lender from making any Loans.

          (5) TAXES. Each Obligor shall have paid, or reimbursed Lender for the payment of, any intangible, recording or similar tax imposed by any Governmental Authority in respect of the incurrence of such indebtedness or the securing of the payment thereof, and joined with Lender in filing any tax return, UCC financing statement amendment or like document in respect of such tax.



     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Closing Date.

                              "PARENT"

                              SETECH, INC.

                              By:________________________________
                                 Thomas N. Eisenman, President and
                                 Chief Executive Officer

                              Attest:______________________________
                                   Cindy L. Rollins, Secretary and
                                   Chief Financial Officer

                              Address:  905 Industrial Drive
                                        Murfreesboro, TN  37129
                              Telecopier:    615/890-2914


                              "BORROWERS"

                              LEWIS SUPPLY COMPANY, INC.

                              By:________________________________
                                 Michael S. Burnham, Jr., President

                              Attest:______________________________
                                   Cindy L. Rollins, Secretary

                              Address:  477 South Main Street
                                        Memphis, TN  38104
                              Telecopier:    901/525-6156


                              SOUTHEASTERN TECHNOLOGY, INC.


                              By:________________________________
                                 Thomas N. Eisenman, Chief Executive
                                 Officer

                              Attest:______________________________
                                   Cindy L. Rollins, Secretary

                              Address:  905 Industrial Drive
                                        Murfreesboro, TN  37129
                              Telecopier:    615/890-2914


                              TITAN SERVICES, INC.


                              By:________________________________
                                 Thomas N. Eisenman, Chief Executive
                                 Officer

                              Attest:_____________________________
                                   Cindy L. Rollins, Secretary

                              Address:  815 USA Today Way
                                        Murfreesboro, TN  37129
                              Telecopier:    615/890-2914

                              "LENDER"

                              FIRST UNION COMMERCIAL
                               CORPORATION


                              By:________________________________
                                    Name:__________________________
                                    Title:___________________________


                              Address:  301 South College Street, DC-5
                                        Charlotte, NC  28288
                              Telecopier:    (704) 374-2703